UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:
☐	Preliminary proxy statement
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

NDS GROUP PLC

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction: N.A.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

NDS GROUP PLC

One Heathrow Boulevard 286 Bath Road West Drayton Middlesex UB7 0DQ England Registered No. 1950497 (England and Wales)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be Held on October 26, 2007

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual Meeting”) of NDS Group plc (the “Company”) will be held on October 26, 2007, at 10:30 a.m. New York City time, at 875 Third Avenue, 25th Floor, New York, New York 10022, USA.

At the Annual Meeting, shareholders will be asked to pass the following resolutions, with such amendments and alterations as shall be determined at the Annual Meeting, which shall be proposed as ordinary resolutions:

1.	That the Company’s U.K. Annual Report and Financial Statements for the year ended June 30, 2007, together with the corresponding Independent Auditors’ Reports and Directors’ Report, be approved.

2.	That the Directors’ Remuneration Report for the year ended June 30, 2007 be approved.

3.
That the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008 be ratified and that the Audit Committee of the Board of Directors of the Company be authorized to determine Ernst & Young LLP’s remuneration in respect of such period.

4.	That Peter J. Powers be reappointed as a Director of the Company.

NOTES

a.
Only shareholders of record of the Company’s Series A ordinary shares, par value $0.01 per share (“Series A ordinary shares”) and Series B ordinary shares, par value $0.01 per share (“Series B ordinary shares”, and together with Series A ordinary shares, the “ordinary shares”), at the close of business on September 5, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Because News Corporation, through its subsidiary News Nominees Limited, beneficially owns all of the Series B ordinary shares, it controls approximately 96% of the Company’s voting power. By reason of such ownership, News Corporation is able to control the composition of the Company’s Board of Directors and to control the votes on all other matters submitted to a vote of the Company’s shareholders. Holders of the Series A ordinary shares and Series B ordinary shares vote together as one class and News Corporation intends to vote all of the Series B ordinary shares in favor of all of the proposals set forth in the proxy statement.

b.
If your Series A ordinary shares are registered directly in your name with the Company’s registrar, Lloyds TSB Registrars, you are a shareholder of record, and proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. Under the Company’s Articles of Association, you are entitled to appoint one or more proxies (who need not be shareholders of the Company) to attend the Annual Meeting and vote on your behalf. Further, under the Company’s Articles of Association, deposit of an instrument of proxy shall not preclude you from attending and voting in person at the Annual Meeting. To be valid, forms of proxy (as attached) must be completed and lodged at the registered office of the Company no later than 10:30 a.m. New York City time on October 24, 2007.

i

c.
If you hold American Depositary Shares of the Company or if your Series A ordinary shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by the depositary, your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares. However, since you are not the shareholder of record of the shares, you may not attend the Annual Meeting, nor may you vote those shares in person at the Annual Meeting. Rather, you will receive instructions from the depositary, your broker, bank or other nominee describing how to vote your shares.

d.
Only shareholders of record are entitled to attend the Annual Meeting in person or be represented in person by a duly appointed proxy. If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g. driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are a duly appointed proxy of a shareholder of record, you must present a properly executed proxy card and the ownership of your ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are not a shareholder of record or a duly appointed proxy of a shareholder of record, you will not be admitted to the Annual Meeting.

e.
Prior to you entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. The Company will be unable to admit anyone who does not comply with these security procedures. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

/s/ Alexander Gersh
Alexander Gersh
Chief Financial Officer and Company Secretary One Heathrow Boulevard 286 Bath Road West Drayton Middlesex UB7 0DQ England

September 7, 2007

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY ORDINARY SHARES YOU OWN AS OF THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN PROMPTLY MAILING YOUR PROXY CARD.

TABLE OF CONTENTS

Proposal No. 1:	Approval of the U.K. Annual Report and Financial Statements for the Fiscal Year Ended June 30, 2007, Together with the Corresponding Independent Auditors' Reports and Directors' Report	4

Proposal No. 2:	Approval of the Directors’ Remuneration Report for the Year Ended June 30, 2007	5

Proposal No. 3:	Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2008, and the Authorization of the Audit Committee to Determine Ernst & Young LLP’s Remuneration in Respect of Such Period	6

Proposal No. 4:	Reappointment of Peter J. Powers as a Director of the Company	8

Directors Continuing in Office		9

Non-Executive Director Compensation		10

Corporate Governance		12

Executive Officers of the Company		15

Security Ownership of the Company		16

Compensation Discussion and Analysis		17

Board of Director’s Compensation Report		22

Compensation Interlocks and Insider Participation in Board Discussions Regarding Compensation		22

Executive Compensation		23
Summary Compensation Table for the Fiscal Year Ended June 30, 2007		23
Employment Agreements		23
Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2007		26
Outstanding Equity Awards at June 30, 2007		27
Stock Option Exercises and Shares Vested During the Fiscal Year Ended June 30, 2007		27
Pension Benefits in the Fiscal Year Ended June 30, 2007		28

Report of the Audit Committee		30

Certain Relationships and Related-Party Transactions		32

Section 16(a) Beneficial Ownership Reporting Compliance		32

Annual Report on Form 10-K		33

2008 Annual General Meeting of Shareholders		33

Other Matters		33

Annex A:	NDS Group plc U.K. Annual Report and Financial Statements for the Year Ended June 30, 2007, together with the Corresponding Independent Auditors’ Report, Directors’ Report and Directors’ Remuneration Report	34

NDS GROUP PLC

One Heathrow Boulevard
286 Bath Road
West Drayton
Middlesex UB7 0DQ
England

PROXY STATEMENT

Annual General Meeting of Shareholders to be held on October 26, 2007

GENERAL

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of NDS Group plc (the “Company”) of proxies for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on October 26, 2007 at 10:30 a.m. New York City time, at 875 Third Avenue, 25th Floor, New York, New York 10022, USA, and at any adjournment thereof. This proxy statement is first being mailed to shareholders on or about September 18, 2007. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of ordinary shares, Series A ordinary shares, par value $0.01 per share (“Series A ordinary shares”), and Series B ordinary shares, par value $0.01 per share (“Series B ordinary shares,” and together with the Class A ordinary shares, the “ordinary shares”), and one class of deferred shares, par value £1 per share. The Series A ordinary shares trade in the form of American Depositary Shares (“ADSs”) on The NASDAQ Stock Market (“NASDAQ”). Each ADS represents one Series A ordinary share. The ADSs are evidenced by American Depositary Receipts (“ADRs”) issued by The Bank of New York Mellon, as depositary, under a Deposit Agreement, dated November 26, 1999, among the Company, The Bank of New York Mellon and the registered owners and beneficial owners of ADRs. Substantially all of the Series A ordinary shares are held of record by The Bank of New York Mellon, as custodian. News Corporation owns all of the issued and outstanding Series B ordinary shares. All references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of ordinary shares.

Record Date

Only holders of record of ordinary shares of the Company at the close of business on September 5, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 15, 815, 672 Series A ordinary shares outstanding and 42,100,000 Series B ordinary shares outstanding. Each Series A ordinary share is entitled to one vote per share and each Series B ordinary share is entitled to ten votes per share. A list of the shareholders of record as of the Record Date will be available at the Annual Meeting and at the Company’s principal executive offices during the ten days prior to the Annual Meeting.

Because News Corporation, through its subsidiary News Nominees Limited, beneficially owns all of the Series B ordinary shares, it controls approximately 96% of the Company’s voting power. By reason of such ownership, News Corporation is able to control the composition of the Board and to control the votes on all other matters submitted to a vote of the Company’s shareholders. Holders of the Series A ordinary shares and Series B ordinary shares vote together as one class. News Corporation intends to vote all of the Series B ordinary shares in favor of all of the proposals set out in this proxy statement.

If you hold Series A ordinary shares that are registered directly in your name with the Company’s registrar, Lloyds TSB Registrars, you are a shareholder of record, and these proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. Under the Company’s Articles of Association, you are entitled to appoint one or more proxies (who need not be shareholders of the Company) to attend the Annual Meeting and vote on your behalf. Further, under the Company’s Articles of Association, deposit of an instrument of proxy shall not preclude you from attending and voting in person at the Annual Meeting.

If you hold ADSs or if your Series A ordinary shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of those shares and these proxy materials are being forwarded to you by the depositary, your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares. However, since you are not the shareholder of record of the shares, you may not attend the Annual Meeting, nor may you vote those shares in person at the Annual Meeting. Rather, you will receive instructions from the depositary, your broker, bank or other nominee describing how to vote your shares.

Voting and Revocation

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” all of the proposals.

If you hold ADSs or if your Series A ordinary shares are held in “street name,” please check your proxy card or contact the depositary, your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options.

A proxy may be revoked by a shareholder at any time prior to the voting thereof by giving notice of revocation in writing to the Company Secretary, by duly executing and delivering to the Company Secretary a proxy bearing a later date.

Attending the Annual Meeting in Person

Only shareholders of record are entitled to attend the Annual Meeting in person or be represented in person by a duly appointed proxy. If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a shareholder of record, your ownership of ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are a duly appointed proxy of a shareholder of record, you must present a properly executed proxy card and the ownership of your ordinary shares will be verified against the list of shareholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are not a shareholder of record or a duly appointed proxy of a shareholder of record, you will not be admitted to the Annual Meeting.

Prior to you entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. The Company will be unable to admit anyone who does not comply with these security procedures. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

Required Vote

There must be a quorum in order for the Company to conduct the Annual Meeting. A quorum requires the presence, in person or by proxy, of two shareholders entitled to vote at the Annual Meeting. Abstentions and “broker non-votes” will also be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when you do not give your broker, bank or nominee instructions on how to vote your Series A ordinary shares. You are urged to vote by proxy so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

The following proposals require the affirmative vote of a majority of the ordinary shares present in person or by proxy, and entitled to vote on the matter at the Annual Meeting:

Proposal No. 1:
Approval of the Company’s U.K. Annual Report and Financial Statements (the “U.K. Annual Accounts”) for the year ended June 30, 2007, together with the corresponding Independent Auditors’ Reports and Directors’ Report.

Proposal No. 2:	Approval of the Directors’ Remuneration Report for the year ended June 30, 2007.

Proposal No. 3:
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008, and the authorization of the Audit Committee to determine Ernst & Young LLP’s remuneration in respect of such period.

Proposal No. 4:	Reappointment of Peter J. Powers as a Director of the Company.

All ordinary shares represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with your instructions. If no instructions are provided in a proxy, the number of ordinary shares represented by such proxy will be voted:

•	“FOR” the approval of the U.K. Annual Accounts for the year ended June 30, 2007, together with the corresponding Independent Auditors’ Reports and Directors’ Report.

•	“FOR” the approval of the Directors’ Remuneration Report for the year ended June 30, 2007.

•
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008, and the authorization of the Audit Committee to determine Ernst & Young LLP’s remuneration in respect of such period.

•	“FOR” the reappointment of Peter J. Powers as a Director of the Company.

Abstentions and “broker non-votes” are not deemed votes cast in favor of any of the proposals set out above for purposes of calculating the vote.

PROPOSAL NO. 1:

APPROVAL OF THE U.K. ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2007, TOGETHER WITH THE CORRESPONDING INDEPENDENT AUDITORS’ REPORTS AND DIRECTORS’ REPORT

Attached to this proxy statement as Annex A are the U.K. Annual Accounts for the fiscal year ended June 30, 2007, together with the corresponding Independent Auditors’ Reports and Directors’ Report. The U.K. Annual Accounts have been prepared in accordance with the U.K. Companies Act 1985. The Company’s consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles. The U.K. Annual Accounts for the year ended June 30, 2007 have been audited by Ernst & Young LLP, the Company’s independent registered public accounting firm, who has written the corresponding Independent Auditors’ Reports on these accounts. The U.K. Annual Accounts, together with the corresponding Independent Auditors’ Reports and Directors’ Report, will be presented to the Company and its shareholders for approval at the Annual Meeting and will then be delivered to Companies House in the United Kingdom.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the U.K. Annual Accounts for the year ended June 30, 2007, together with the corresponding Independent Auditors’ Reports and Directors’ Report.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE U.K. ANNUAL ACCOUNTS FOR THE YEAR ENDED JUNE 30, 2007, TOGETHER WITH THE CORRESPONDING INDEPENDENT AUDITORS’ REPORTS AND DIRECTORS’ REPORT.

PROPOSAL NO. 2:

APPROVAL OF THE DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED JUNE 30, 2007

Attached to this proxy statement, beginning on page 3 of Annex A, is the Directors’ Remuneration Report for the year ended June 30, 2007. In accordance with U.K. legal requirements, the Directors’ Remuneration Report has been approved by the Board and will be presented to the shareholders of the Company for approval at the Annual Meeting. The report will then be delivered to Companies House in the United Kingdom after the Annual Meeting.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the Directors’ Remuneration Report for the year ended June 30, 2007.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DIRECTORS’ REMUNERATION REPORT FOR THE YEAR ENDED JUNE 30, 2007.

PROPOSAL NO. 3:

APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2008, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE ERNST & YOUNG LLP’S REMUNERATION IN RESPECT OF SUCH PERIOD

Subject to shareholder ratification, the Audit Committee of the Board (the “Audit Committee”) has selected and submitted to the shareholders of the Company for approval, Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2008. In connection with such selection, it is proposed that the shareholders authorize the Audit Committee to determine the remuneration for E&Y to act as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008. E&Y has audited the consolidated financial statements of the Company since the fiscal year ended June 30, 2002. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement, if the representative desires to do so.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to ratify the appointment of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008, and the authorization of the Audit Committee to determine E&Y’s remuneration in respect of such period.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2008, AND THE AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE ERNST & YOUNG LLP’S REMUNERATION IN RESPECT OF SUCH PERIOD.

Remuneration Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the selection, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has selected E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under “Audit Committee Pre-approval Policies and Procedures.”

The description of the fees for professional services rendered to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2007 and 2006 are set forth below.

	For the Fiscal Year Ended June 30,
	2007	2006
	(in thousands)

Audit fees (1)	$1,203	$902
Audit-related fees (2)	45	258
Tax fees (3)	39	39
All other fees	—	—

Total fees	$1,287	$1,199

(1)
Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2007 and June 30, 2006; the audit of the Company’s annual management assessment of the effectiveness of internal control over financial reporting as of June 30, 2007 and June 30, 2006 (as required by Section 404 of the Sarbanes Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s statutory and regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-related fees for the fiscal years ended June 30, 2007 and June 30, 2006 include employee benefit plan audits, accounting consultations and other services related to the performance of the audit or review of the Company’s consolidated financial statements. Audit-related fees in fiscal year 2006 also include work undertaken in connection with the first-time adoption of International Financial Reporting Standards for the U.K. Annual Accounts.

(3)	Tax fees include fees for tax compliance for domestic and international operating units.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also requires specific approval by the Audit Committee if total remuneration for tax services would exceed total remuneration for audit and audit-related services in any given fiscal year. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. The Audit Committee’s Charter provides for the approval of the remuneration of the auditors. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2007 and 2006 were pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2007 and 2006, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

PROPOSAL NO. 4:

REAPPOINTMENT OF PETER J. POWERS AS A DIRECTOR OF THE COMPANY

Peter J. Powers was last elected as a Director of the Company at the annual general meeting of shareholders of the Company held in 2004 and has been a director since 2000. In accordance with Article 72 of the Company’s Articles of Association, Mr. Powers will retire by rotation at the Annual Meeting and, being eligible, is offering himself for reappointment as a Director at the Annual Meeting. If the shareholders approve his reappointment, Mr. Powers will hold office until the Company’s annual meeting of shareholders to be held in 2010, subject to the provisions of the Company’s Articles of Association and any amendments thereto.

The following information with respect to Mr. Powers’ principal occupation or employment, other affiliations and business experience set out below was furnished to the Company by Mr. Powers. The age shown is as of August 15, 2007.

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires

Peter J. Powers (63)	Peter J. Powers has been a Director of the Company since 2000 and is chairman of the Audit Committee. Mr. Powers was the chairman of the Remuneration Committee of the Board (the “Remuneration Committee”) until it was disbanded by the Board in September 2006. Mr. Powers founded Powers Global Strategies, LLC in 1998 and currently serves as its Chairman and Chief Executive Officer. Mr. Powers was the First Deputy Mayor of the City of New York from 1994 to 1996. Mr. Powers has been a Director of Mutual of America Life Insurance Company since 2006.	2000	2007

If Mr. Powers should become unavailable for appointment prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the appointment of a substitute nominee proposed by the Board. Mr. Powers has agreed to serve if appointed and the Board currently has no reason to believe that he will be unable to serve.

The affirmative vote of a majority of the ordinary shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary to approve the reappointment of Peter J. Powers as a Director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REAPPOINTMENT OF PETER J. POWERS AS A DIRECTOR OF THE COMPANY.

DIRECTORS CONTINUING IN OFFICE

The following table provides information regarding the Directors of the Company continuing in office. The information with respect to each of the Director’s principal occupation or employment, other affiliations and business experience were furnished to the Company by the respective Director. The ages shown are as of August 15, 2007.

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires

David F. DeVoe (60)	David F. DeVoe has been a Director of the Company since 1996 and was a member of the Remuneration Committee until it was disbanded in September 2006. Mr. DeVoe has been a Director of News Corporation and its Chief Financial Officer since 1990, and has served as a Senior Executive Vice President of News Corporation since 1996. Mr. DeVoe has been a Director of British Sky Broadcasting Group plc (“BSkyB”) since 1994, a Director of Gemstar-TV Guide International, Inc. since 2001 and a Director of The DIRECTV Group, Inc. since 2003.	1996	*

Roger W. Einiger (59)	Roger W. Einiger has been a Director of the Company since 2004 and is a member of the Audit Committee. Mr. Einiger was a member of the Remuneration Committee until it was disbanded by the Board in September 2006. Mr. Einiger has been a private investor since 2001. Mr. Einiger has been a Director of Avatar Holdings Inc. since 2006.	2004	2008

Nathan Gantcher (67)	Nathan Gantcher has been a Director of the Company since 2004 and is a member of the Audit Committee. Mr. Gantcher was a member of the Remuneration Committee until it was disbanded by the Board in September 2006. Mr. Gantcher has been a managing member of EXOP Capital LLC, a private investment firm, since 2005. He has been a Director of Mack-Cali Realty Corporation since 1999 and a Director of Centerline Capital Group since 2003. Mr. Gantcher was the Chief Executive Officer and Co-Chairman of Alpha Investment Management LLC from 2002 to 2004.	2004	2009

Lawrence A. Jacobs (52)	Lawrence A. Jacobs has been a Director of the Company since 2005. Mr. Jacobs has been Senior Executive Vice President and Group General Counsel of News Corporation since 2005. Mr. Jacobs served as News Corporation Deputy General Counsel from 1996 to 2004, as Executive Vice President from 2001 to 2004 and as Senior Vice President from 1996 to 2001. Mr. Jacobs has been a member of the Bar of the State of New York since 1982.	2005	*

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires

Abe Peled (61)	Abe Peled is the Company’s Chairman and Chief Executive Officer. Dr. Peled has been a Director of the Company and its Chief Executive Officer since 1995. In 2006, Dr. Peled was appointed as Chairman of the Board. In addition, Dr. Peled advises News Corporation with respect to various technology matters.	1995	**

Arthur M. Siskind (68)
Arthur M. Siskind has been a Director of the Company since 1996. Mr. Siskind has served as a Director of News Corporation since 1991 and as Senior Advisor to the Chairman of News Corporation since 2005. At News Corporation, Mr. Siskind also served as Group General Counsel from 1991 to 2005 and as Senior Executive Vice President from 1996 to 2005. Mr. Siskind has served as a Director of BSkyB since 1992. Mr. Siskind has been an Adjunct Professor of Law at the Cornell Law School since August 2007 and was an Adjunct Professor of Law at Georgetown University Law Center from 2005 to 2007. Mr. Siskind has been a Member of the Bar of the State of New York since 1962.
		1996	*

*	Denotes Director appointed by News Corporation. Such Director’s term is not subject to expiration.

**	Denotes Director also serving as Chief Executive Officer of the Company. Such Director’s term is not subject to expiration.

NON-EXECUTIVE DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

In addition, as appointees to the Board by News Corporation, Messrs. DeVoe, Jacobs and Siskind receive no compensation for their services as Directors of the Company.

The basic fees payable to the Directors who are not executives of the Company (i.e., Messrs. Einiger, Gantcher and Powers (the “Non-Executive Directors”)), were determined by the Board. In determining Non-Executive Director compensation, the Board reviewed data provided by the Company’s independent compensation consultant concerning compensation paid to directors by the Company’s peer group of companies, considered the appropriateness of the form and amount of Non-Executive Director compensation and considered Director compensation with a view toward attracting and retaining qualified Non-Executive Directors. The Board believes that compensation for Non-Executive Directors should be competitive and fairly pay such Directors for work required for a company of NDS’s size and complexity. In addition, the Board believes that Non-Executive Director compensation should include equity-based compensation in addition to cash compensation in order to align those Directors’ interests with the long-term interests of shareholders.

The annual retainers for the Non-Executive Directors’ service on the Board and its committees during the fiscal year ended June 30, 2007 was as follows:

Description	Amount
Annual Cash Retainer	$77,500
Audit Committee Chair Annual Retainer	11,000
Audit Committee Member Annual Retainer	15,000
Remuneration Committee Chair Annual Retainer	*
Remuneration Committee Member Annual Retainer	*

*	The Remuneration Committee was disbanded in September 2006 and no retainer fees were paid in respect of the Remuneration Committee during the fiscal year ended June 30, 2007.

Pursuant to the Company’s Articles of Association, the aggregate amount that the Company may expend for compensation of Non-Executive Directors cannot exceed $1,000,000 per annum.

The table below shows the total compensation paid during the fiscal year ended June 30, 2007 by the Company to each Non-Executive Director:

Name of Director	Fees Earned or Paid in Cash	Share Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Roger W. Einiger	$92,500	$18,501	$61,149	—	—	—	$172,150

Nathan Gantcher	92,500	18,501	61,149	—	—	—	172,150

Peter J. Powers	103,500	18,501	67,096	—	—	—	189,097

(1)
The amounts in this column reflect the dollar amount recognized in accordance with Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”) for financial statement reporting purposes for the fiscal year ended June 30, 2007 of fixed conditional awards granted under the NDS Group plc 2006 Long-Term Incentive Plan. Assumptions used in the calculation of these amounts are included in Note 14, “Equity Based Compensation” to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on August 29, 2007. However, as required, the amounts shown exclude the impact of estimated forfeitures related to continued service conditions. On June 11, 2007, each of Messrs. Einiger, Gantcher and Powers were granted a time-vested fixed conditional award over 2,500 ADRs representing Series A ordinary shares, which vest in four equal installments on August 15, 2007, 2008, 2009 and 2010. In accordance with this vesting schedule, each of Messrs. Einiger, Gantcher and Powers received 625 ADRs representing Series A ordinary shares in respect of their respective fixed conditional awards on August 15, 2007.

(2)
The amounts in this column reflect the dollar amount recognized in accordance with FAS 123R for financial statement reporting purposes for the fiscal year ended June 30, 2007 of stock options granted under the NDS 1997 Executive Share Option Scheme and the NDS 1999 Executive Share Option Scheme, as applicable. Assumptions used in the calculation of these amounts are included in Note 14, “Equity Based Compensation” to the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on August 29, 2007. However, as required, the amounts shown exclude the impact of estimated forfeitures related to continued service conditions. No stock options were granted during the fiscal year ended June 30, 2007. As of June 30, 2007, the following stock options were outstanding for each of the Directors listed above: Mr. Einiger had 10,000 stock options outstanding, 3,750 of which were vested and 6,250 of which were unvested; Mr. Gantcher had 10,000 stock options outstanding, 3,750 of which were vested and 6,250 of which were unvested; and Mr. Powers had 8,750 stock options outstanding, 1,250 of which were vested and 7,500 of which were unvested.

All Directors of the Company are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to service on, the Board and any committee of the Board.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2007, the Board held five meetings. During the fiscal year ended June 30, 2007, all of the Directors, with the exception of Mr. DeVoe, attended at least 75% of the meetings of the Board and the meetings of the committees on which they served. Directors are encouraged to attend and participate in the Company’s annual meetings of shareholders. All of the then serving Directors, with the exception of Mr. Richard Yanowitch, who resigned as a Director in November 2006, attended the annual meeting of shareholders held on October 30, 2006.

Under the applicable NASDAQ listing standards, the Company is deemed to be a “controlled company” because News Corporation holds more than 50% of the voting power of the Company. Accordingly, the Company is not subject to certain NASDAQ corporate governance requirements, including the requirement that the Board consist of a majority of independent Directors or the requirement that it maintain independent compensation (or remuneration) and nominating committees.

During the fiscal year ended June 30, 2007, the Board had two committees: the Audit Committee and, for a portion of the fiscal year, the Remuneration Committee. On September 6, 2006, the Board voted to disband the Remuneration Committee and have the full Board assume the responsibilities previously undertaken by the Remuneration Committee. As a “controlled company,” the Board does not currently have, and is not required to have, an independent nominating committee or an independent compensation (or remuneration) committee.

Audit Committee

The Audit Committee consists of Mr. Powers, who serves as its Chairman, and Messrs. Einiger and Gantcher. The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, and (v) risks that may have a significant impact on the Company’s financial statements. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board.

During the fiscal year ended June 30, 2007, the Audit Committee held four meetings. The Audit Committee’s report appears on page 30.

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the NASDAQ listing standards and who meet the additional “independence” requirements imposed by the NASDAQ listing standards for Audit Committee membership. The Board has determined that each of the members of the Audit Committee meets the NASDAQ independence requirements and that each member of the Audit Committee is an “audit committee financial expert,” as such term is defined by the Securities and Exchange Commission (the “SEC”).

A copy of the Audit Committee Charter may be found on the Company’s website at: http://www.nds.com/pdfs/Audit_Committee_Charter.pdf.

Compensation Matters

As a “controlled company,” the Company is not required to maintain a remuneration or compensation committee. On September 6, 2007, the Board voted to disband the Remuneration Committee and have the full Board assume the responsibilities previously undertaken by the Remuneration Committee.

The Company retains Deloitte Consulting LLP (“Deloitte”), an independent compensation consulting firm, to provide advice on a variety of compensation matters as requested by the Company’s senior management, including providing peer company compensation data and perspectives on market trends that may impact decisions regarding the Company’s executive compensation program and practices. Management takes into account information provided by Deloitte to help make recommendations to the Board regarding the appropriate level and mix of compensation for each of the Named Executive Officers in light of our compensation goals. In addition, members of our senior management team keep abreast of developments in compensation and benefits matters, participate in the gathering and presentation of facts related to these matters and formulate and make recommendations, in consultation with News Corporation management, to the Board in these areas. Our Chairman and Chief Executive Officer, Dr. Abe Peled, provides recommendations to the Board regarding executive officer compensation packages; however, he does not make recommendations about, or participate in, decisions regarding his own compensation.

Other Corporate Governance Matters

Because News Corporation, through its subsidiary News UK Nominees Limited, beneficially owns 100% of the Series B ordinary shares, which have ten votes per share (as opposed to the Series A ordinary shares, which have one vote per share), News Corporation controls approximately 96% of the Company’s voting power. By reason of such ownership, News Corporation is able to control the composition of the Board and to control the votes on all other matters submitted to a vote of the Company’s shareholders. Three of the Company’s seven current Directors are Directors or executive officers of News Corporation. Additionally, Dr. Peled, Chairman and Chief Executive Officer of the Company, advises News Corporation’s management from time to time in matters pertaining to News Corporation’s wider business interests.

Board of Directors

The Company’s Articles of Association currently provides for a minimum of two Directors unless otherwise determined by ordinary shareholder resolution. At each annual meeting of shareholders, up to one-third of independent Directors are required to retire from office and indicate whether or not he or she intends to stand for re-election. Directors appointed by News Corporation and any Director who is also Chairman or Chief Executive Officer of the Company are exempt from this requirement. As a consequence of this exemption, only three Directors of the Company are currently subject to the rule requiring periodic retirement from office, and only one Director, in this case Mr. Powers, is required to retire from office and stand for election at the Annual Meeting.

Board Independence

The Board undertook its annual review of Director independence during the first quarter of fiscal year 2008. During this review, the Board considered transactions and relationships between each Director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between each of the Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that each such Director is independent of the Company.

As a result of this review, the Board determined that Messrs. Einiger, Gantcher and Powers are independent of the Company and its management under the NASDAQ listing standards.

Standards of Business Conduct and Code of Ethics

The Board has adopted a Standards of Business Conduct (the “Standards”), which confirms the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Company intends that the spirit as well as the letter of the Standards be followed by all Directors, officers and employees of the Company, its subsidiaries and divisions. This is communicated to each new Director, officer and employee and was communicated to those in such positions at the time the Standards were adopted.

To further promote ethical and responsible decision making, the Board has established a Code of Ethics for its Chief Executive Officer and senior financial officers that is included in the Standards.

The full text of the Standards and the Code of Ethics may be found on the Investor Relations section of the Company’s website at http://www.nds.com/pdfs/standards_of_business_conduct.pdf and are available in print to any shareholder requesting a paper copy of these documents by contacting the Company Secretary.

Director Nomination Procedure

As described above, as a “controlled company,” the Board does not have, and is not required to have, an independent nominating committee. Decisions with respect to nominees to the Board are made by the full Board in consultation with News Corporation. The Board has developed criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including: the candidate’s education and background; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise which will be of value to the Company. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its shareholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Board will consider the number and nature of each Director’s other commitments, including other directorships. The Board will seek to promote, through the nomination process, an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Under the Company’s Articles of Association, the Board may by ordinary resolution appoint any person who is willing to act as Director. News Corporation controls approximately 96% of the Company’s voting power, and thereby has the ability to direct the actions of the Board and to elect all Directors who are subject to election each year. As a consequence, News Corporation controls the composition of the Board.

Shareholder Nomination Procedure

Shareholders of record are permitted to submit a nomination for Director by providing timely notice of a Director nomination in writing to the attention of the Company Secretary at NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England. To be timely for the 2008 annual general meeting of shareholders, pursuant to Section 69(2)(b) of the Company’s Articles of Association, the notice must be delivered to the Company not less than seven nor more than 42 days before the date of the annual general meeting of shareholders.

Shareholder nominations must contain, for each person nominated as Director, all information relating to such nominee as would be required in proxy solicitations pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such nominee’s written consent to serve as Director if elected. Shareholder nominations must also state the nominating shareholder’s name and address as it appears on the Company’s books, the class and number of ordinary shares owned by the shareholder, a representation that the shareholder is a shareholder of record of the Company’s ordinary shares entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at such meeting to propose such nomination and whether such shareholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Company’s ordinary shares to elect such nominee or nominees.

Director candidates recommended by shareholders should meet the Director qualifications set out under the heading “Director Nomination Procedure.” All Director candidates recommended by shareholders will be considered by the Board in the same manner as any other candidate.

No shareholder nominations were received for consideration at the Annual Meeting.

Shareholder Communication with the Board of Directors

Shareholders play an integral part in corporate governance and the Board ensures that shareholders are kept fully informed through:

•
information provided on the Company’s website, http://www.nds.com, including the Company’s Annual Report which is distributed to all shareholders in connection with distribution of the Company’s proxy statement for the Annual Meeting and which is available to all shareholders on request;

•	reports and other disclosures made to the SEC and NASDAQ; and

•	notices and proxy statements of special and annual meetings of shareholders.

It is the policy of the Company to facilitate communications of shareholders with the Board and the Audit Committee. Shareholders may raise matters of concern at annual meetings of shareholders. Communications to any Director, to the Audit Committee or to the Board as a whole, should be submitted in writing and sent by regular mail to the attention of the appropriate party or Mr. Peter Powers at NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England. This contact information is also posted on the Investor Relations section of the Company’s website at http://www.nds.com/investor_relations/communications_policy.html.

Director Evaluation Policy

The Board of Directors is responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by all Directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company at June 30, 2007, are set out in the table below. Each holds the offices indicated until his successor is chosen and qualified the regular meeting of the Board of Directors to be held following the Annual Meeting or at other meetings of the Board of Directors, as appropriate. The ages shown are as of August 15, 2007.

Name	Age	Position with the Company

Abe Peled	61	Director, Chairman and Chief Executive Officer
Alexander Gersh	43	Chief Financial Officer and Company Secretary
Raffi Kesten	54	Chief Operating Officer

None of the executive officers of the Company is related to any other executive officer or Director by blood, marriage or adoption.

Information concerning Dr. Peled can be found under the heading “Directors Continuing in Office.”

Alexander Gersh joined the Company in 2005 as Chief Financial Officer. Mr. Gersh was Chief Financial Officer at FLAG telecom, a global network service provider, from 2003 to 2005 and was Executive Vice President and Chief Financial Officer at NextiraOne North America from 2002 to 2003. Mr. Gersh has also held senior international finance roles at British Telecommunications and Motorola in the United Kingdom and Russia. Mr. Gersh has been the Chairman of the Audit Commission of Vimpel Com Inc. since 2003.

Raffi Kesten Raffi Kesten has been the Chief Operating Officer of the Company since 2006. Mr. Kesten joined the Company in 1996 as Vice President and General Manager of NDS Technologies Israel Limited, an indirect subsidiary of the Company and subsequently assumed responsibilities for the Company’s smart card procurement and production. Prior to joining the Company, Mr. Kesten held senior operating positions at various companies in Israel, including Indigo, Intel and Tadiran.

SECURITY OWNERSHIP OF THE COMPANY

The following table sets out the beneficial ownership of both Series A ordinary shares and Series B ordinary shares as of August 15, 2007 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding ordinary shares; (ii) each member of the Board; (iii) each Named Executive Officer; and (iv) all Directors and executive officers of the Company as a group. None of the shares reported in this table for Directors and executive officers has been pledged as security for any obligation.

	Number of Shares Beneficially Owned(1)		Percent of Class(1)		Option
Name	Series A	Series B	Series A	Series B	Shares(2)

News Corporation(3)	—	42,001,000	—	100%	—
Janus Capital Management LLC(4)	1,682,426	—	10.7%	—	—
AKO Capital LLP(5)	1,580,136	—	10.0%	—	—
Egerton Capital Limited Partnership(6)	1,414,985	—	9.0%	—	—
FMR Corp (7)	1,049,827	—	6.7%	—	—
Renaissance Technologies Corp.(8)	954,249	—	6.0%	—	—
David F. DeVoe	—	—	—	—	—
Roger W. Einiger	9,625	—	*	—	3,750
Nathan Gantcher	625	—	*	—	3,750
Alexander Gersh	2,329	—	*	—	40,425
Lawrence A. Jacobs	—	—	—	—	—
Raffi Kesten	2,853	—	*	—	13,875
Abe Peled	4,140	—	*	—	141,000
Peter J. Powers	625	—	*	—	1,250
Arthur M. Siskind	—	—	—	—	—
All current directors and executive officers as a group (9 members)	20,197	—	1.4%	—	204,050

*	Represents beneficial ownership of less than one percent of the issued and outstanding Series A ordinary shares on August 15, 2007

(1)
Applicable percentage of ownership is based on 15,779,016 Series A ordinary shares and 42,001,000 Series B ordinary shares outstanding as of August 15, 2007. Beneficial ownership is determined in accordance with SEC rules. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to stock options held by that person that are currently exercisable or that become exercisable within 60 days following August 15, 2007 are deemed outstanding for that particular person. However, such ordinary shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the shareholder(s) named in this table has sole voting and dispositive power with respect to the ordinary shares shown as beneficially owned by such shareholder. The address for all Directors and Named Executive Officers of the Company is c/o NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England.

(2)	The number of option shares reported reflects the number of Series A ordinary shares subject to stock options currently exercisable or that become exercisable within 60 days following August 15, 2007.

(3)
According to a Schedule 13G/A filed with the SEC on November 12, 2004, 42,001,000 Series B ordinary shares are owned of record by News UK Nominees Limited, a wholly-owned subsidiary of News Corporation. Accordingly, News Corporation may be deemed to be the indirect beneficial owner of such Series B ordinary shares. The principal executive office of News UK Nominees Limited is One Virginia Street, London E98 1XY, United Kingdom. News Corporation filed jointly with News UK Nominees Limited the Schedule 13G/A filed with the SEC on November 12, 2004.

(4)
According to a Schedule 13G/A filed with the SEC on February 12, 2007, 1,682,426 Series A ordinary shares are owned by Janus Capital Management LLC, 900,000 shares of which are beneficially owned by Janus Overseas Fund. The principal executive office of each of the reporting persons is 151 Detroit Street, Denver, Colorado 80206.

(5)
According to a Schedule 13G/A filed with the SEC on February 27, 2007, 1,580,136 Series A ordinary shares are owned by AKO Capital LLP, AKO Master Fund Limited and Nicolai Tangen, each of whom may be deemed to be the beneficial owner of 1,580,136 Series A ordinary shares. The principal executive office of AKO Capital LLP and Nicolai Tangen is 29-30 St. James’s Street, London, SW1A 1HB, United Kingdom. The principal executive office of AKO Master Fund Limited is P.O. Box 309, George Town, Cayman Islands.

(6)
According to a Schedule 13G/A filed with the SEC on February 9, 2007, 1,414,985 Series A ordinary shares are owned by Egerton Capital Limited Partnership, Egerton Capital Limited and John Armitage, each of whom may be deemed to be the beneficial owner of the 1,414,985 Series A ordinary shares. The principal executive office of the reporting persons is 2 George Yard, Lombard Street, London, EC3V 9DH, United Kingdom.

(7)
According to a Schedule 13G/A filed with the SEC on February 14, 2007, 1,049,827 Series A ordinary shares are owned by FMR Corp., of which FMR Corp. has sole power to vote or to direct the vote of 797,944 Series A ordinary shares. The principal executive office of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts, 02109.

(8)
According to a Schedule 13G filed with the SEC on February 12, 2007 reporting holdings as of September 25, 2006, 954,249 Series A ordinary shares are owned by Renaissance Technologies Corp. and James H. Simons, each of whom may be deemed to be the beneficial owner of the 954,249 Series A ordinary shares. The principal executive office of the reporting persons is 800 Third Avenue, New York, New York 10022.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Compensation Program Philosophy and Objectives

The goal of creating long-term growth and value for our shareholders drives our philosophy of how we design our executive compensation program. Our executives are central to the value that the Company creates for our shareholders. It is their leadership, talent and ability to identify and execute on business opportunities that spur the Company’s future growth and success. To that end, we must attract, motivate and retain the highest quality talent to lead the Company, and our compensation program is a key tool in achieving these goals.

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company, as well as the remaining executive officer of the Company. These individuals are referred to as the “Named Executive Officers” in this Proxy Statement.

Since September 6, 2006, the Board has been responsible for establishing and overseeing the Company’s executive compensation program, including making executive compensation decisions for the executives listed on the Summary Compensation Table (the “Named Executive Officers”). Prior to September 6, 2006, the Board’s Remuneration Committee was responsible for such determinations. Under applicable NASDAQ listing standards, the Company is deemed to be a “controlled company” because its controlling shareholder, News Corporation, holds more than 50% of the voting power of the Company. Accordingly, the Company is not subject to certain NASDAQ listing requirements, including the requirement that it maintain a compensation committee comprised of independent directors. Thus, on September 6, 2006, the Board determined to disband the Remuneration Committee and have the full Board assume the responsibilities previously undertaken by the Remuneration Committee. In addition, because the Board is controlled by directors appointed by News Corporation, News Corporation is able to control compensation decisions made by the Board with respect to the Named Executive Officers.

The Board believes that compensation for its executives, including the Named Executive Officers, should fulfill the following objectives: (i) attracting the highest quality talent to the Company; (ii) motivating executives in the short- and long-term by rewarding them for meeting or exceeding individual or Company performance goals; (iii) aligning our executives’ interests with the long-term interests of our shareholders; and (iv) encouraging and providing incentives for executives to remain with the Company for long and productive careers.

In order to attract and retain the best talent, our executives’ compensation packages must remain competitive. The Board analyzes the compensation practices of a group of our peer companies, which consist of similarly-sized U.S.-based technology companies and U.K.-based general industry companies. Although we consider the compensation practices of our peer companies, we do not make any determinations or changes in compensation in reaction to market data alone. We also do not target compensation to a specific range within the group of peer companies. Therefore, we use peer company data as one of a number of factors in determining compensation levels and packages. Our goal is to provide total compensation packages that are competitive with prevailing practices in our industry and in the geographic markets in which we conduct business; however, we retain flexibility within our compensation program in order to respond to and adjust for specific circumstances and our evolving business environment.

The Company retains Deloitte to provide advice on a variety of compensation matters as requested by the Company’s senior management, including providing peer company compensation data and perspectives on market trends that may impact decisions regarding the Company’s executive compensation program and practices. Management takes into account information provided by Deloitte to help make recommendations to the Board regarding the appropriate level and mix of compensation for each of the Named Executive Officers in light of our compensation objectives. In addition, members of our senior management team keep abreast of developments in compensation and benefits matters, participate in the gathering and presentation of facts related to these matters and formulate and make recommendations, in consultation with News Corporation management, to the Board in these areas. Our Chief Executive Officer, Dr. Abe Peled, is a Named Executive Officer, as well as Chairman of the Board. Dr. Peled provides recommendations to the Board regarding the other Named Executive Officers’ compensation packages; however, he does not make recommendations about, or participate in, decisions regarding his own compensation.

Elements of Our Named Executives Officers’ Compensation Packages

The key elements of our executive compensation program for the Named Executive Officers are: base salary, merit-based and performance-based bonuses and retirement benefits. The Named Executive Officers also receive certain perquisites, but those perquisites are not a key element of compensation. The table below illustrates how each element of compensation fulfills our four compensation objectives discussed above:

Element of Compensation	Attraction	Motivation	Alignment with Shareholder Interests	Retention

Base salary	X			X
Merit-based bonus	X	X		X
Performance-based bonus	X	X	X	X
Retirement benefits	X			X

When making individual executive compensation decisions, our Board considers such characteristics as the Named Executive Officer’s leadership and management expertise, performance history, the complexity of position and responsibilities, growth potential, term of service with the Company and reporting structure. We also take into account certain other market factors, such as the significance that our industry and geographic markets play in the Company’s ability to attract and retain talent, among others. In determining the amount of total compensation, we consider both currently paid compensation and the opportunity for future compensation, as well as the mix of cash and equity-based compensation.

The Board annually reviews and analyzes the nature and amounts of all elements of each Named Executive Officer’s total compensation package, both separately and in the aggregate, to ensure that total compensation is competitive within the marketplace, that a portion of each Named Executive Officer’s compensation is performance based, and that an appropriate balance is maintained in focusing different elements of compensation on both the short-term and long-term performance of the Company. Any future compensation decisions by the Board for the Named Executive Officers are made in the context of this review.

Our Named Executive Officers are Dr. Abe Peled and Messrs. Alexander Gersh and Raffi Kesten. Each of our Named Executive Officers is party to a pre-existing negotiated employment agreement. See “Employment Agreements” for a more detailed description of each of the Named Executive Officer’s employment agreements. The compensation package of each of the Named Executive Officers does not necessarily contain each of the elements of compensation mentioned above. Instead, the Board creates a compensation package for each of the Named Executive Officers that contains a mix of compensation elements that best suits him particularly and that will best achieve our compensation objectives.

Base Salary. The basic element of compensation needed to attract and retain an employee in any organization is base salary. Base salary is the fixed and guaranteed element of a Named Executive Officer’s annual cash compensation, and serves as a baseline measure of the Named Executive Officer’s value to the Company and the foundation upon which the types and amounts of other elements of compensation for the Named Executive Officer is based.

As discussed above, each of the Named Executive Officers is party to a pre-existing negotiated employment agreement, which provides for a minimum base salary. At the time each of these employment agreements were entered into, the then Remuneration Committee established each Named Executive Officer’s base salary in the context of the nature of the Named Executive Officer’s particular position, the responsibilities associated with that position, their experience, expertise, knowledge and qualifications, market factors, retention factors, our Chief Executive Officer’s recommendation (with the exception of his own base salary) and the Company’s overall compensation philosophy.

The Board reviews annually the base salaries of our Named Executive Officers. Base salary may be increased in the Board’s discretion if the Board determines that an increase is warranted or that other elements of compensation may not more appropriately compensate the individual Named Executive Officer in light of the Company’s compensation objectives. The factors considered by the Board when determining adjustments in base salary include, but are not limited to: past performance; the assumption by the Named Executive Officer of any additional responsibilities; retention considerations; salary norms for persons in comparable positions in peer companies; market factors; and the Chief Executive Officer’s recommendation (with the exception of his own base salary).

As a result of each of the Named Executive Officer’s performance and contributions to the Company, in August 2006, the Remuneration Committee approved increases in the base salary for fiscal 2007 for each of our Named Executive Officers. Dr. Peled’s base salary was increased from £600,000 (approximately $1,203,852) to £660,000 (approximately $1,324,238). Mr. Gersh’s base salary was increased from £225,000 (approximately $451,445) to £250,000 (approximately $501,605). Mr. Kesten’s base salary was increased from $400,000 to $450,000. In October 2006, the Company began paying all employees based in Israel, including Mr. Kesten, in Israeli shekels instead of U.S. dollars. At that time, his annual base salary was determined to be NIS 1,983,275 (approximately $466,532 using a June 30, 2007 exchange rate).

In light of the strong performance of the Company, on August 6, 2007 the Board approved increases in the base salary for fiscal 2008 for certain of our Named Executive Officers. Mr. Gersh’s base salary was increased from £250,000 (approximately $501,605) to £270,000 (approximately $541,734). Mr. Kesten’s base salary was increased from NIS 1,983,275 (approximately $466,532) to NIS 2,150,000 (approximately $505,751).

Merit-Based Bonus. Merit-based bonuses are used to motivate performance and to provide a variable element to annual, short-term cash compensation. In determining merit-based bonuses for the Named Executive Officers, the Board uses its discretion to evaluate several factors, including the performance of the Company, the individual Named Executive Officer's overall performance during the fiscal year covered by the bonus, the individual's position and responsibilities within the Company and the recommendation of the Chief Executive Officer (except with respect to his own merit-based bonus). None of these factors are assigned a specific weight and merit-based bonuses are not based on pre-established performance or similar criteria. Instead, the Board recognizes that the relative importance of each of these factors may change from time to time in order to adapt to specific business challenges and to reflect changing economic and marketplace conditions.

For fiscal 2007, the Board specifically considered the Company’s overall strong growth, attainment of budgeted earnings, and profit margins in determining the Named Executive Officers’ merit-based bonuses. In light of these considerations, the Board determined to award merit-based bonuses of £750,000 (approximately $1,504,815), £190,000 (approximately $381,220) and NIS 1,500,000 (approximately $352,850), to Dr. Peled and Messrs. Gersh and Kesten, respectively. Pursuant to the terms of his employment agreement, Dr. Peled is entitled to receive a minimum, annual merit-based bonus of £200,000.

Performance-Based Bonus. As an executive achieves higher levels of seniority and responsibility and has more direct influence on the Company’s operations and strategy, we believe that a larger portion of the executive’s total compensation should be variable based on the Company’s performance, rather than fixed. By putting an increasing portion of a Named Executive Officer’s total compensation “at risk” based upon the Company’s short-term and long-term performance, it further incentivizes the Named Executive Officer to continuously strive for better performance.

The performance-based bonuses awarded to our Named Executive Officers are designed to foster a performance-driven, pay-for-performance culture that also aligns our Named Executive Officers’ interests with those of our shareholders. In determining the performance criteria for performance-based bonuses, the Board uses performance measures that are tied to objective operation results of the Company because it believes that the performance measures should be based on results that are within the control of the Named Executive Officers, rather than a share price that is also influenced by external market forces and that could potentially lead to an undesirable focus on short-term factors outside the Named Executive Officers’ control. The Board chooses performance-based measures that it believes will incentivize an executive to drive operating results in the short-term, as well as drive sustainable and profitable growth in order to create long-term value for our shareholders.

In fiscal 2007, each of the Named Executive Officers participated in a Company-wide grant of conditional awards (the “Performance-Based Conditional Awards”) under the NDS Group plc 2006 Long-Term Incentive Plan (the “LTIP”). These awards were conditioned upon the attainment of particular pre-determined operating income goals for fiscal 2007. Under the terms of these Performance-Based Conditional Awards, if the Company’s actual fiscal 2007 operating income as compared to its pre-determined fiscal 2007 target operating income was within a certain performance goal range that was approved by the Board, the Named Executive Officer was entitled to receive time-vested ADRs representing Series A ordinary shares. Following the end of the 2007 fiscal year, the Company determined the degree to which the Company’s operating income goal was obtained. Based on the Company’s actual fiscal 2007 operating income, which fell within the performance goal range, the Named Executive Officer received a percentage of his annualized base salary in time-vested ADRs representing Series A ordinary shares. The pre-determined fiscal 2007 operating income goals for each of Dr. Peled and Messrs. Gersh and Kesten are set forth in Footnote 1 to the Grants of Plan-Based Awards Table below. The number of ADRs representing Series A ordinary shares awarded to each Named Executive Officer in satisfaction of a fiscal 2007 Performance-Based Conditional Award was determined by dividing the value of the award by the average closing price of the Series A ordinary shares on NASDAQ for the 20-day trading period ended on August 7, 2007.

Based on the Company’s actual fiscal 2007 operating income and pursuant to each of their fiscal 2007 Performance-Based Conditional Awards, Dr. Peled and Messrs. Gersh and Kesten received time-vested ADRs representing 28,065, 15,788 and 11,412 Series A ordinary shares, respectively. Twenty-five percent of these ADRs vested on August 15, 2007, with the remaining balance vesting in three equal annual installments over the next three years. The fiscal 2007 Performance-Based Conditional Awards best serve the Company’s compensation objectives because the performance feature focuses on business priorities by clearly communicating to the Named Executive Officers what the Company believes is most important in driving business performance and ultimately creating value for our shareholders, while the time-vested ADRs foster share ownership that encourages a longer-term view of the Company’s performance and promotes retention.

The Board currently intends to continue to grant performance-based equity awards under the LTIP to certain of its executives, including the Named Executive Officers, on an annual basis. Such awards may be discretionary or based on pre-determined performance goals, including, but not limited to, operating income, gross margin or net income per share.

Retirement Benefits

Our pension plans serve as an important executive retention tool. Mr. Gersh participates in the News International Pension Plan, which is a broad-based, tax-qualified defined contribution plan in which all U.K. employees of NDS are eligible to participate and Mr. Kesten participates in a broad-based, tax-qualified defined contribution, disability and severance plan in which all Israeli employees of NDS are eligible to participate.

Dr. Peled participates in the News International Pension & Life Assurance Plan for Senior Executives and the News International Unapproved Pension & Life Assurance Plan (the “News Pension Plans”). The News Pension Plans provide Dr. Peled a benefit at retirement that is based on Dr. Peled’s number of years of benefit service from the date of joining the plans and final pensionable salary. In addition, these plans provide Dr. Peled death-in-service benefits and provide pension benefits to his surviving spouse. For more information on the News Pension Plans, see the “Pension Plan Benefits” table below.

Perquisites

We provide our Named Executive Officers with limited types of perquisites and other personal benefits that we feel are reasonable and consistent with the Company’s overall compensation philosophy. The perquisites constitute a small percentage of each of the Named Executive Officer’s total compensation package.

For the fiscal year ended June 30, 2007, Dr. Peled received a Company-provided automobile and reimbursement for housing and relocation expenses; Mr. Gersh received a car allowance and financial planning and tax assistance; and Mr. Kesten received a Company-provided automobile. A further description of the perquisites received by each of the Named Executive Officers in fiscal 2007, as well as their incremental cost to the Company, is reported in the Summary Compensation Table and its accompanying footnotes.

Severance and Change in Control Arrangements

The employment agreements of Dr. Peled and Messrs. Gersh and Kesten provide for benefits upon their respective separations from the Company, which are more fully described under “Employment Agreements,” below. In addition, in line with customary practice in Israel, the Company contributes to a severance fund on behalf of Mr. Kesten. For more information on Mr. Kesten’s severance fund, see “Quantification of Potential Payments upon Termination or Change in Control,” below. None of the Named Executive Officer’s employment agreements contains provisions relating to a change in control of the Company.

Limitation on Deductibility of Compensation for U.S. Tax Purposes

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, eliminates the deductibility of compensation in excess of $1 million paid to the Chairman and Chief Executive Officer and the other Named Executive Officers whose compensation is disclosed in the proxy statement (other than, pursuant to recent Internal Revenue Service pronouncements, our Chief Financial Officer). The law exempts compensation paid under plans that objectively tie compensation to performance. While the Board may consider the impact of this law in developing and implementing the executive compensation program, the Board has not adopted a policy that all compensation must qualify as deductible under Section 162(m), as currently none of our Named Executive Officers are eligible for such a deduction.

Our Equity Grant Practices

We use equity awards to recognize performance and to provide a strong retention incentive to certain employees who drive the development and/or execution of our business strategies. Equity awards also foster share ownership by our employees, which promotes a focus on long-term growth and further links their interests with those of our shareholders.

The Company historically awarded stock options; however, in July 2005, the Company adopted SFAS 123R. In light of the adoption of SFAS 123R, the Board was concerned that the Company’s long-term compensation objectives were not being addressed by The NDS 1999 Executive Share Option Scheme and The NDS UK Approved Share Option Scheme, which we collectively refer to as the Option Schemes, because the actual expense of the stock options to the Company might not be in line with their perceived value or their incentive value to our employees. In addition, the Option Schemes only provided for the grant of stock options and the Board sought to have greater flexibility in the type of equity awards that it could grant principally to our employees and directors to more closely reflect current equity compensation practices at comparably-sized companies. Thus, with advice from the Company’s compensation consultants, the Board adopted, and our shareholders approved, the LTIP. The purpose of the LTIP is to benefit and advance the interests of the Company and its shareholders by making awards to certain employees and directors as an additional incentive for them to make contributions to the Company’s financial success. The LTIP allows for the award of restricted awards, conditional awards, stock options to purchase ADRs representing Series A ordinary shares, share appreciation rights or awards of ADRs representing Series A ordinary shares.

Generally, the Board approves and makes awards of equity grants under our equity compensation plans after the grantees’ attainment of certain performance criteria. Occasionally, the Board may approve one-time grants for particular circumstances, such as upon a hiring, promotion or contract renewal. In structuring our equity incentive program and determining the type and amounts of each grant, we consider the impact the equity awards will have on our operating results, and we strive to achieve an appropriate balance between the impact on our financial operating results and our compensation objectives.

BOARD OF DIRECTOR’S COMPENSATION REPORT

The Board has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Board’s review and discussions with management, the Board has authorized the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and in this proxy statement.

The Board of Directors

David F. DeVoe	Lawrence A. Jacobs
Roger W. Einiger	Abe Peled
Nathan Gantcher	Peter J. Powers
Arthur M. Siskind

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN BOARD DISCUSSIONS REGARDING COMPENSATION

As a “controlled company,” the Company does not maintain, and did not maintain in fiscal 2007, a compensation committee that met the NASDAQ independence requirements. Instead, the full Board assumes the responsibilities that would normally fall into the ambit of a compensation committee or a committee performing a similar function.

The members of the Board whose names appear above were members during all of fiscal 2007. Dr. Abe Peled, a Named Executive Officer, is the Company’s Chief Executive Officer in addition to being Chairman of the Board. Although Dr. Peled is a member of the Board, he did not participate in discussions or voting regarding his own compensation. Other than Dr. Peled, no member of the Board is or has been a former or current executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the named executive officers of which served as a Director of the Company during the fiscal year ended June 30, 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2007

The following table sets forth information with respect to total compensation for the fiscal year ended June 30, 2007 for the Named Executive Officers who served in such capacity on June 30, 2007.

Name and Principal Position	Fiscal Year	Salary	Bonus	Share Awards(1)	Option Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All other Compensation		Total

Abe Peled(2) Director, Chairman and Chief Executive Officer	2007	$1,324,238	$1,504,815	$182,908	$754,684	$113,100	(3)	$620,231	(4)	$4,499,976

Alexander Gersh(2) Chief Financial Officer and Company Secretary	2007	501,605	381,220	103,925	1,097,902	—		75,217	(5)	2,159,869

Raffi Kesten(6) Chief Operating Officer	2007	466,532	352,850	75,118	228,480	—		101,162	(7)	1,224,142

(1)
Assumptions used in the calculation of these amounts are included in Note 14, “Equity Based Compensation” to the Company’s audited financial statements for the fiscal year ended June 30, 2007, included in the Company’s Annual Report on Form 10-K filed with the SEC on August 29, 2007. However, as required, the amounts shown exclude the impact of estimated forfeitures related to continued-service conditions.

(2)
Amounts paid to Dr. Peled and Mr. Gersh, with the exception of amounts in the “Share Awards” and “Option Awards” columns, are denominated in pounds sterling. For purposes of this tabulation, such amounts have been converted from pounds sterling into U.S. dollars at an exchange rate of £1 to $2.0063, the noon buying rate in New York on June 29, 2007 as certified by the New York Federal Reserve Bank for customs purposes.

(3)
The values reported are theoretical as those amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 55 or current age, if later, and other assumptions used in preparing the Company’s audited consolidated financial statements for the fiscal years ended June 30, 2006 and 2007. The change in pension value from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the News Pension Plans during any given fiscal year. The change in pension present value is attributable to the following:

Description	Amount
Change in assumptions	$(131,360)
Additional one year of pension accrual	244,460
Total	113,100

(4)
This amount consists of (i) the aggregate incremental costs of Company perquisites provided to Dr. Peled of $354,847, which includes reimbursement of housing expenses of $199,203, reimbursement of continued relocation expenses of $80,257, company car expenses of $39,802, meals and spousal business travel and (ii) other compensation of $265,384, which includes life insurance premiums paid of $263,735.

(5)
This amount consists of (i) the aggregate incremental costs of Company perquisites provided to Mr. Gersh of $26,063, including a car allowance and tax preparation advice and (ii) other compensation of $49,154, which includes contributions to a defined contribution pension plan of $38,427.

(6)
Amounts paid to Mr. Kesten, with the exception of amounts in the “Share Awards” and “Option Awards” columns, are denominated in Israeli shekels. For purposes of this tabulation, such amounts have been converted from Israeli shekels into U.S. dollars at an exchange rate of NIS 1 to $0.2352, the noon buying rate in New York on June 29, 2007 as certified by the New York Federal Reserve Bank for customs purposes.

(7)
This amount consists of (i) the aggregate incremental costs of Company perquisites provided to Mr. Kesten of $24,400, including a car allowance, pay in lieu of vacation time and meals and (ii) other compensation of $76,762, which includes contributions to a severance plan of $38,080 and a defined contribution pension plan of $31,314.

Employment Agreements

Summary of Employment Agreement with Abe Peled

On December 1, 1999, the Company entered into an employment agreement with Dr. Abe Peled, pursuant to which Dr. Peled serves as Chief Executive Officer, a member of the Board and a member of the board of directors of each subsidiary of the Company as required by the Board. The employment agreement initially provided for a three-year term effective as of December 1, 1999. Subject to the terms of the employment agreement, on the expiry of the initial term of the employment agreement, the term was to continue to be extended for successive one-year periods unless either party provides the other party with at least 12 months’ prior written notice of such party’s decision not to extend the term.

Under the terms of the employment agreement, Dr. Peled will receive a base salary of at least £400,000 (approximately $802,568) per annum. Dr. Peled will also receive a minimum annual bonus of £200,000 (approximately $401,284) during each year of service rendered under the employment agreement. Any increase in the base salary, or any additional bonuses to be paid to Dr. Peled, shall be at the sole discretion of the Board. Dr. Peled’s employment agreement also provides that he is entitled to participate in any profit-sharing, pension, group medical, dental, disability and life insurance and other similar benefit plans in effect at the time the agreement was entered into or subsequently adopted by the Company during the term of the employment agreement, applicable to senior executives of the Company. Dr. Peled shall be entitled to participate in any stock option or share purchase scheme presently in effect or subsequently adopted by the Company and applicable to senior executives of the Company.

Pursuant to the employment agreement, the Company also provides Dr. Peled with the use of an automobile in England, reimbursement of housing expenses and an annual allowance of £40,000 (approximately $80,257) for continued relocation expenses, to be paid semi-annually. The Company shall reimburse all travel and other expenses properly and reasonably incurred by Dr. Peled in the discharge of his duties.

Should Dr. Peled become incapacitated or disabled, as defined in the employment agreement, the Company shall continue to pay his full base salary and to provide the benefits or payments on account of the benefits, less the amount of any proceeds from disability policies paid for by the Company, until he returns to his duties or his appointment is terminated.

Should Dr. Peled be terminated for cause, the Company shall pay his full base salary and provide the benefits or payments for benefits up to the date of termination, subject to the Company’s right to offset amounts owed to it by Dr. Peled.

If Dr. Peled is terminated for reasons other than mental illness or death, or if he terminates the employment agreement as a result of the Company’s breach, he shall become entitled to a lump sum severance payment equal to his annual base salary as of the date of termination. The aforementioned payments shall discharge the Company’s financial obligations to Dr. Peled.

On the termination of Dr. Peled’s employment with the Company for any reason, whether lawfully or otherwise, Dr. Peled shall immediately resign from any and all positions he holds in the Company’s subsidiaries. If he does not resign from such positions, the Board may appoint someone to act on his behalf.

Dr. Peled’s employment agreement contains customary confidentiality, non-competition, non-solicitation, and cooperation provisions.

Summary of Employment Agreement with Alex Gersh

On November 11, 2004, a subsidiary of the Company, NDS Limited, entered into an employment agreement with Alex Gersh, pursuant to which Mr. Gersh serves as Chief Financial Officer of the Company for a continuous period effective as of January 4, 2005 unless terminated pursuant the provisions of the agreement. Mr. Gersh will receive an annual base salary of at least £220,000 (approximately $441,413). His salary is reviewed annually and is subject to increase at the discretion of the Company. Mr. Gersh will be eligible for an annual bonus of up to 75% of his annual base salary.

The amount of bonus payable is dependent on his personal performance and attendance, assessed over the previous fiscal year. Upon commencement of employment, Mr. Gersh received a one-time bonus payment of £85,000 (approximately $170,546). Should he leave the Company before January 4, 2008, other than for dismissal without cause, he will be required to repay this amount. The amount repayable will be reduced by one third upon completion of each full calendar year of service.

Pursuant to the employment agreement, Mr. Gersh was granted stock options to purchase 80,000 Series A ordinary shares, priced at the closing share price on NASDAQ on January 4, 2005. These stock options will vest over four years in equal installments in accordance with the terms and conditions of the NDS 1999 Executive Share Option Scheme and the NDS U.K. Approved Share Option Scheme, and he will be eligible for future grants as they are made.

The Company is required to reimburse Mr. Gersh for reasonable costs for tax advice in connection with the completion of Mr. Gersh’s U.S. and U.K. tax returns, as well as apply and pay for any of Mr. Gersh’s necessary U.K. visas and work permits. Subject to the terms of the employment agreement, Mr. Gersh is entitled to a car allowance of £965 (approximately $1,936) per month. The Company is required to provide Mr. Gersh with a fax machine and mobile phone to be returned upon the termination of his employment.

Mr. Gersh is eligible to join the News International Pension Plan. This is a defined contribution pension and life assurance plan contracted out of the State Earnings Related Pension Scheme. Additionally, Mr. Gersh is eligible for family medical coverage.

Termination of employment by Mr. Gersh or the Company is subject to 12 months’ notice, except for material breach or similar just cause. If Mr. Gersh is terminated by the Company without cause, he will remain entitled to receive his full salary for a period of 18 months following notice of termination. The Company may choose to maintain contractual benefits to which Mr. Gersh would have been entitled for the notification period or the Company may make a payment to Mr. Gersh in lieu of such benefits. The Company may terminate Mr. Gersh for cause without a notification period and without making a payment to Mr. Gersh in lieu of notification. Upon termination for whatever reason, Mr. Gersh shall resign all directorships and offices in the Company and any of its subsidiaries.

Mr. Gersh’s employment agreement contains customary confidentiality, non-competition, non-solicitation, and cooperation provisions.

Summary of Employment Agreement with Raffi Kesten

The terms of Mr. Kesten’s employment are set out in a letter agreement between NDS Technologies Israel Limited, a subsidiary of the Company, and Mr. Kesten, dated as of October 20, 2002, as amended by a letter agreement between the Company and Mr. Kesten, dated as of June 22, 2004 (collectively the “Letter Agreements”).

Mr. Kesten’s annual salary was increased to $450,000 effective as of July 1, 2006. In October 2006, the Company began paying all employees based in Israel, including Mr. Kesten, in Israeli shekels instead of U.S. dollars. At that time, his annual base salary was determined to be NIS 1,983,275 (approximately $466,532 using a June 30, 2007 exchange rate). Mr. Kesten’s salary may be adjusted at any time by the Board. Mr. Kesten may receive bonus payments at the discretion of the Board. Under the Letter Agreements, Mr. Kesten is entitled to a company car, 26 days paid vacation per year and the customary social benefits provided in Israel. The notice period for termination, other than for good cause, is specified as one year. Mr. Kesten is eligible to participate in the Company’s employee stock option plans and to receive discretionary bonus payments.

The Letter Agreements contain customary confidentiality, non-competition, non-solicitation, and cooperation provisions. Upon termination, Mr. Kesten will receive one month’s salary for every year of his employment by NDS Technologies Israel Limited, under severance arrangements that are customary in Israel.

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2007

The following table sets forth information with respect to grants of equity awards under the Company’s compensation plans to the Named Executive Officers during the fiscal year ended June 30, 2007:

	Grant	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards

Dr. Peled	04/30/2007	—	—	—	$509,849	$1,287,370	$1,937,428	—	—	—	—

Mr. Gersh	04/30/2007	—	—	—	289,687	724,218	1,086,327	—	—	—	—

Mr. Kesten	04/30/2007	—	—	—	210,366	523,469	787,650	—	—	—	—

(1)
During the fiscal year ended June 30, 2007, the Named Executive Officers received a fiscal 2007 Performance-Based Conditional Award granting the right to receive a number of time-vested ADRs representing Series A ordinary shares based on the Company’s achievement of certain operating income targets. To the extent that the Company’s actual fiscal 2007 operating income fell within a certain range, the Named Executive Officer received a percentage of his annualized base salary in time-vested ADRs representing Series A ordinary shares as summarized below:

Name	Below Threshold	Threshold (81.185% of Target)	Target	Maximum (> 114.815% of Target)

Dr. Peled	0%	40%	101%	152%
Mr. Gersh	0%	60%	150%	225%
Mr. Kesten	0%	43%	107%	161%

Because the number of ADRs representing Series A ordinary shares had not been determined on the grant date of the fiscal 2007 Performance-Based Conditional Awards, the dollar amounts in the table above reflect the dollar value of such ADRs. The average annual exchange rates for the fiscal year ended June 30, 2007 ($1.9312 to £1 in the case of Dr. Peled and Mr. Gersh; $0.2405 to NIS 1 in the case of Mr. Kesten) were used to convert the Named Executive Officers’ salaries to U.S. dollars, as this is the exchange rate to be used in calculating the actual awards. For further information on the fiscal 2007 Performance-Based Conditional Awards, including the number of ADRs representing Series A ordinary shares each Named Executive Officer received when the awards were determined on August 8, 2007, see “Compensation Discussion and Analysis — Elements of our Named Executive Officers’ Compensation Packages — Performance-Based Bonus.”

Outstanding Equity Awards at June 30, 2007

The following table provides information with respect to each of the Named Executive Officer’s outstanding equity awards at June 30, 2007, which included vested and unexercised stock options, unvested and unexercised stock options and unvested conditional awards. The stock option exercise prices shown below are rounded with respect to prices prior to fiscal 2000, which extended to four decimal places.

			Option Awards					Share Awards
Name of Executive	Option/ Share Award Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares that Have Not Vested	Market Value of Shares that Have not Vested	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested

Dr. Peled	10/04/01		56,000	—	—	$21.90	10/04/11
	11/05/03		45,000	15,000	—	$17.12	11/05/13
	12/22/04a		25,000	25,000	—	$32.96	12/22/14
	02/01/06		15,000	45,000	—	$43.13	02/01/16
	04/30/07	(1)						28,065	$1,317,652	—	—

Mr. Gersh	01/04/05		20,425	40,001	—	$33.54	01/04/15
	02/01/06		20,000	60,000	—	$43.13	02/01/16
	04/30/07	(1)						15,788	741,247	—	—

Mr. Kesten	11/05/03		3,875	3,125	—	$17.12	11/05/13
	12/22/04b		5,000	—	—	$32.96	12/22/14
	02/01/06		5,000	15,000	—	$43.13	02/01/16
	04/30/07	(1)						11,412	535,793	—	—

(1)
Represents the number of ADRs representing Series A ordinary shares that had not vested as of June 30, 2007 with respect to the fiscal 2007 Performance-Based Conditional Awards described in footnote 1 to the Grants of Plan-Based Awards table above.

Option Awards Vesting Schedule

Grant Date	Vesting Schedule
11/23/99	Stock Options vest at a rate of 25% per year, beginning one year after the date of grant.
10/04/01	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
11/21/02	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
01/09/03	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
11/05/03	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
12/22/04a	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
12/22/04b
Stock options were originally set to vest at a rate of 25% per year, beginning one year after the date of grant. However, on June 24, 2005, the Remuneration Committee accelerated the vesting of these stock options and 100% of them vested on that date with respect to all stock option holders except for directors and executive officers. Mr. Kesten was not an executive officer at the time and vesting of his stock options was accelerated.

01/04/05	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.
02/01/06	Stock options vest at a rate of 25% per year, beginning one year after the date of grant.

Share Awards Vesting Schedule

Grant Date	Vesting Schedule
04/30/07	ADRs representing Series A ordinary shares vest at a rate of 25% per year, beginning on August 15, 2007.

Stock Option Exercises and Shares Vested During the Fiscal Year Ended June 30, 2007

The following table sets forth information with respect to the exercise of stock options and the vesting of ADRs representing Series A ordinary shares granted pursuant to performance-based conditional awards for each of the Named Executive Officers during the fiscal year ended June 30, 2007:

	Option Awards		Share Awards
Name of Executive	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Dr. Peled	161,300	$5,060,325	—	—

Mr. Gersh	—	—	—	—

Mr. Kesten	25,500	870,381	—	—

Pension Benefits in the Fiscal Year Ended June 30, 2007

The table below sets forth information on the pension benefits for Dr. Peled, the only Named Executive Officer participating in a defined-benefit pension plan. The remaining Named Executive Officers participate in defined-contribution plans, and any contributions paid by the Company during the fiscal year ended June 30, 2007 are included in the “All Other Compensation” column of the Summary Compensation Table above.

Under the terms of the News Pension Plans, an eligible employee will receive a benefit at retirement that is based upon (a) the employee’s number of years of benefit service from the date of joining the plan and (b) final pensionable salary. Compensation, for benefit purposes, is currently limited to £288,750 (approximately $579,354) per year. This level of benefit applies to Dr. Peled.

The News Pension Plans consist of two separate plans: the News International Pension & Life Assurance Plan for Senior Executives and the News International Pension Unapproved Life Assurance Plan. The former plan is a U.K. H.M. Revenue and Customs approved plan and relates primarily to Dr. Peled’s pension. The latter plan is an unapproved plan for U.K. tax purposes and relates primarily to Dr. Peled’s life assurance plan. Unapproved plans are not subject to H.M. Revenue and Customs requirements as to their size or how they are structured, but do not offer all of the tax advantages offered by approved plans. Service before April 1, 2000 accrued at a rate of one-sixtieth of his compensation salary for each year and month of service. Service after April 1, 2000 accrues at a rate of one-forty-fifth of his compensation salary for each year and month of service.

Name of Executive	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year

Dr. Peled	News International Pension & Life Assurance Plan for Senior Executives	10.5	$1,169,530	—

	News International Pension Unapproved Life Assurance Plan	10.5	1,347,628	—

(1)
Number of years credited service equal to Dr. Peled’s actual years of service with the Company. The number of years of credit service was computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2007. The Company does not have any policies with respect to granting extra years of credit service under the News Pension Plans.

(2)
The amounts reported in this column equal the present value of the accumulated benefit pursuant to each plan as of June 30, 2007, assuming a discount rate of 5.75% per annum, inflation at a rate of 3.25% per annum and using the PA92 base mortality table with a calendar year projection to 2015. The present value of the accumulated benefit pursuant to each plan was computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2007. Amounts were converted from pounds sterling at the June 29, 2007 exchange rate, which was $2.0063 to £1.

Quantification of Potential Payments upon Termination or Change in Control

The table below reflects the amount of compensation to each of the Named Executive Officers in the event of termination of such Named Executive Officer’s employment under several different circumstances. The amounts shown assume that such termination was effective as of June 30, 2007, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the Named Executive Officers upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

The first column of the table below sets forth the payments to which the Named Executive Officer would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the Named Executive Officer’s employment without cause by the Company, and assuming such termination occurred prior to, or did not otherwise arise in connection with, a change in control of the Company. The second column of the table reflects payments that would be due in the event of the Named Executive Officer’s termination of employment due to death prior to a change in control of the Company. In any of these events, the Company is not obligated to provide any special severance payments, health or welfare benefits, accelerated vesting of equity compensation or tax gross-ups to the Named Executive Officers.

	Termination without Cause		Death

Dr. Peled:(1)
Salary entitlement(2)	$1,324,238		—
News Pension Plans	—	(3)	$5,296,950	(4)

Mr. Gersh:(1)
Salary entitlement(2)	752,408		—
News International Pension Plan	—	(3)	2,006,420	(4)

Mr. Kesten:(6)
Salary entitlement(2)	466,532		—
Pension plan	—	(3)	—
Severance fund	439,185		439,185
Managers’ Insurance Fund	—		1,175,942

(1)
Amounts payable have been converted from pounds sterling into U.S. dollars at an exchange rate of £1 to $2.0063, the noon buying rate in New York on June 29, 2007 as certified by the New York Federal Reserve Bank for customs purposes.

(2)
In the event that Dr. Peled or Messrs. Gersh or Kesten are terminated without cause, each will be entitled to receive his full salary for a period of 12 months, 18 months and 12 months, respectively, following notice of termination. The Company may, at its option, choose to make this payment in one lump sum, and may choose to maintain contractual benefits for the period or make a payment to the relevant executive in lieu of such benefits.

(3)	Dr. Peled and Messrs. Gersh and Kesten are eligible to receive their normal retirement pensions in the event of termination.

(4)	In addition to the life insurance benefits payable, Dr. Peled’s spouse is entitled to a pension of £200,000 (approximately $401,284) per annum.

(5)	In addition to the life insurance benefits payable, Mr. Gersh’s spouse is entitled to a pension of one-third his annualized base salary per year.

(6)
Amounts payable have been converted from Israeli shekels into U.S. dollars at an exchange rate of NIS 1 to $0.2352, the noon buying rate in New York on June 29, 2007 as certified by the New York Federal Reserve Bank for customs purposes.

In the event of a voluntary termination or termination with cause, each of Dr. Peled and Messrs. Gersh and Kesten would be eligible to receive their normal retirement pensions. In addition, Mr. Kesten would receive the proceeds of his severance fund described in the table above.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, and (v) risks that may have a significant impact on the Company’s financial statements and shall provide an avenue of communication among management, the independent accountants, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s consolidated financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process for the fiscal year ended June 30, 2007, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (ii) discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence and (iii) considered whether the non-audit services provided to the Company by Ernst & Young LLP during the fiscal year ended June 30, 2007 were compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by U.S. generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the consolidated financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls. The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 30, 2007 with management and the independent registered public accounting firm.

At three of its meetings during the fiscal year ended June 30, 2007 and one meeting during the fiscal year ending June 30, 2008, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal year 2007 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Committee each of the Sarbanes-Oxley Act certification requirements, including whether there were (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2007, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent registered public accounting firm, and the Board concurred in such recommendation.

THE AUDIT COMMITTEE
Peter J. Powers (Chairman)
Roger W. Einiger
Nathan Gantcher

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Relationship with News Corporation

Because News Corporation, through its subsidiary News UK Nominees Limited, beneficially owns 100% of the Series B ordinary shares, which have ten votes per share (as opposed to the Series A ordinary shares which have one vote per share), News Corporation controls approximately 96% of the Company’s voting power. By reason of such ownership, News Corporation is able to control the composition of the Company’s Board and to control the votes on all other matters submitted to a vote of the Company’s shareholders.

Three of the Company’s seven current Directors are Directors or executive officers of News Corporation. In addition, Dr. Peled, the Company’s Chairman and Chief Executive Officer, advises News Corporation’s management from time to time in matters pertaining to News Corporation’s wider business interests, for which Dr. Peled does not receive any additional compensation.

The Company conducts business transactions with News Corporation and its subsidiaries and affiliates. Agreements covering arrangements between News Corporation and its subsidiaries or affiliates and the Company are entered into in the context of two entities over which a third entity exercises significant influence or control. There can be no assurance, therefore, that each of the agreements, or the transactions provided for therein or any amendments thereto, will be effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

The business transactions described above are of three main types: the provision by the Company of technology and services for digital pay television systems; the payment by the Company of royalties for the use of certain intellectual property rights; and the receipt by the Company of administrative services. Information about such related-party transactions is given in Note 12 to the Company’s audited consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Review and Approval of Related-Party Transactions

Our Audit Committee has not adopted any written policies or procedures governing the review, approval or ratification of related-party transactions. As a matter of practice, however, our Audit Committee reviews, approves or ratifies transactions with related parties when required by applicable law, regulation or NASDAQ rule or when the Audit Committee considers it appropriate. When conducting a review of a potential related-party transaction, the Audit Committee’s practice is to evaluate whether a related party (including a director, executive officer, employee, or other significant shareholder) will have a direct or indirect interest in a transaction in which the Company may be a party. Where the Audit Committee determines that such proposed transaction involves a related party, the Audit Committee reviews any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to the Company and its shareholders (other than the interested related party to such transaction), and may consider, among other things, the following factors: the related party’s relationship to the Company and direct or indirect interest in the transaction, both objective (for example, the dollar amount of the related party’s interest) and subjective (for example, any personal benefit not capable of quantification); whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; if applicable, the availability of other sources of comparable products or services; the benefits to the Company of the proposed interested transaction; and the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or a member of a director’s household or an entity in which a director is a partner, member, shareholder or officer.

During the fiscal year ended June 30, 2007, all of the transactions required to be reviewed, approved or ratified pursuant to applicable law, regulation or NASDAQ rule were reviewed, approved or ratified pursuant to the Audit Committee’s procedures described above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that a Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the ordinary shares, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of the ordinary shares are required by the SEC to furnish the Company with copies of the reports they file.

The Company believes that all of the Company’s current and former Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2007.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 was filed with the SEC on August 29, 2007. It can also be found on the Company’s website, http://www.nds.com, and downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of the exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page may be charged to the requesting shareholder. Shareholders may make requests for paper copies in writing to the Company Secretary by mail at NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex, UB7 0DQ, England, by telephone at +44 20 8476 8000 or by email to investor-relations@nds.com.

2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS

If you wish to submit a proposal to be presented at the 2008 annual general meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at the principal executive offices at NDS Group plc, One Heathrow Boulevard, 286 Bath Road, West Drayton, Middlesex UB7 0DQ, England, no later than May 21, 2008 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2008 proxy statement and proxy.

In order for proposals of shareholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices no later than August 6, 2008. This is without prejudice to shareholders’ rights under the U.K. Companies Act or under the Company’s Articles of Association to propose resolutions that may properly be considered at that meeting.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote the ordinary shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors
/s/ Alexander Gersh
Alexander Gersh
Chief Financial Officer and Company Secretary West Drayton, Middlesex, England September 7, 2007

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

ANNEX A

NDS GROUP PLC U.K. ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED JUNE 30, 2007, TOGETHER WITH THE CORRESPONDING INDEPENDENT AUDITORS’ REPORT, DIRECTORS’ REPORT AND DIRECTORS’ REMUNERATION REPORT

NDS Group plc

UK Annual Report and Financial Statements

Year ended 30 June 2007

Company Number 1950497

NDS Group plc

Directors’ Report for the year ended 30 June 2007

The Directors present their UK Annual Report on the affairs of NDS Group plc (“the Company”) together with the Company’s financial statements and Independent Auditors’ Report for the year ended 30 June 2007.

Activities

The Company is a holding company for a group of operating entities (together, “NDS”). The business of NDS is the supply of open end-to-end digital technology and services to digital pay-television platform operators and content providers.

Financial statements

The Company’s primary consolidated financial statements are prepared under generally accepted accounting principles in the United States (“US GAAP”). The Company’s consolidated financial statements for the year ended 30 June 2007, which have been audited and were filed with the United States Securities and Exchange Commission on 29 August 2007, include, amongst other matters, commentary on the consolidated results of operations of NDS and a description of the risks and uncertainties facing the business. The Company’s US GAAP consolidated financial statements for the year ended 30 June 2007 do not comprise statutory accounts within the meaning of section 240 of the Companies Act 1985. Accordingly, the Directors are required to prepare separate financial statements for the purposes of this Annual Report which comply with the Companies Act 1985 and constitute statutory accounts within the meaning of section 240 of the Companies Act 1985.

The Company is not required to prepare consolidated financial statements in accordance with International Financial Reporting Standards as its securities are no longer listed on a regulated market in the European Union. The Company has taken advantage of the exemption provided by section 228A of the Companies Act 1985 not to prepare consolidated financial statements as the accounts of the Company and all its subsidiary undertakings are consolidated into the financial statements of a larger group, headed by News Corporation (see Note 12). The consolidated financial statements of News Corporation are prepared in a manner equivalent to consolidated accounts and consolidated annual reports prepared in accordance with the provisions of the Seventh Directive (83/349/EEC). Accordingly, the accompanying financial statements comprise the NDS Group plc parent company financial statements prepared in accordance with United Kingdom law and accounting standards.

These financial statements are prepared and presented in U.S. dollars. Any references herein to “$” or “dollars” are references to U.S. dollars.

Results and dividends

The Company is a holding company; all of the operations of NDS are conducted by subsidiary undertakings and this is expected to continue. During the year, the Company invested $93.8 million as equity capital in subsidiary undertakings to fund acquisitions as described in Note 5 to the financial statements. The expenses of the Company comprise certain administrative costs associated with the management of NDS. Cash-based administrative costs are recharged to subsidiary undertakings. The Company’s loss for the year after taxation was $2.2 million (2006: $1.9 million). This amount relates to equity-based compensation in respect of the Directors, Chief Executive Officer and Chief Financial Officer, which are not recharge to subsidiary undertakings. No dividends were received from subsidiary undertakings in the year (2006: Nil).

It has been the policy of the Directors to retain profits for the future development of the business and accordingly no dividends have been paid since the Company’s initial public offering in November 1999, and none is proposed (2006: Nil). The Directors intend to keep this policy under review and will consider whether it is appropriate to pay dividends in the future.

Financial instruments

The financial assets of the Company comprise shares in, and loans to, subsidiary undertakings. The Company has no debt. As at 30 June 2007, substantially all of the Company’s cash had been loaned to a subsidiary undertaking for management as part of NDS’s group treasury function. The loan to the subsidiary undertaking is repayable on demand and is considered to be recoverable. The Company has not noted any other significant risks and uncertainties.

Share capital

A description of, and details of changes in, the share capital of the Company during the year are given in Note 8 to the financial statements.

As at 7 September 2007, a subsidiary of News Corporation held all of the Company’s Series B ordinary shares and deferred shares. As at 7 September 2007, substantially all of the Company’s Series A ordinary shares were held by The Bank of New York Mellon as depositary to support American Depositary Receipts (“ADRs”) issued by The Bank of New York Mellon.

Directors’ Report ─ continued

Directors and their interests

The Directors who served during the year and up to the date of this report were as follows:

David DeVoe	Non-Executive Director
Roger Einiger	Independent Non-Executive Director
Nathan Gantcher	Independent Non-Executive Director
Lawrence Jacobs	Non-Executive Director
Abe Peled	Executive Director, Chairman and Chief Executive Officer
Peter Powers	Independent Non-Executive Director
Arthur Siskind	Non-Executive Director
Richard Yanowitch	Non-Executive Director and Vice-Chairman (resigned 1 November 2006)

Messrs. DeVoe, Jacobs and Siskind were appointed as Directors by News Corporation, the party which exercises ultimate control over the Company. Dr. Peled advises News Corporation with respect to various technology matters. Mr. Yanowitch (who resigned on 1 November 2006) was appointed by News Corporation.

As at 30 June 2007, Mr. Einiger owned 9,000 Series A ordinary shares in the Company (2006: 5,000). No other Director owned shares in the Company as at 30 June 2007 (2006: none). Details of interests of Directors in stock options over the Company’s Series A ordinary shares and details of other equity compensation awards are provided in the Directors’ Remuneration Report.

In accordance with the Company’s Articles of Association, Mr. Powers will resign from office at the Annual General Meeting to be held on 26 October 2007, and will offer himself for re-election.

Directors’ statement as to disclosure of information to auditors

So far as each person who was a Director at the date of approving this report is aware, there is no relevant audit information, being information needed by the auditor in connection with preparing its report, of which the auditor is unaware. Having made enquiries of fellow Directors and the Company’s auditors, each Director has taken all the steps that he is obliged to take as a director in order to make himself aware of any relevant audit information and to establish that the auditors are aware of that information.

Auditors

In accordance with section 385 of the Companies Act 1985, a resolution is to be proposed at the Annual General Meeting for the reappointment of Ernst & Young LLP as auditors of the Company.

By order of the Board

Alexander Gersh
Company Secretary
7 September 2007

One Heathrow Boulevard,
286 Bath Road
West Drayton,
Middlesex, UB7 0DQ
England

NDS Group plc

Directors’ Remuneration Report for the year ended 30 June 2007

Information not subject to audit

Remuneration Committee and advisors

On 6 September 2006, the Company’s Board of Directors (“Board”) determined to disband the Remuneration Committee of the Board and, from that date, the full Board has assumed the responsibilities previously undertaken by the Remuneration Committee. The Board is responsible for the oversight of executive compensation policies and reviews the Company’s compensation programme on an ongoing basis. The Board reviews and approves on behalf of the Company the entire individual remuneration package for the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, including recruitment, approval of any employment contract, participation in any benefit, perquisite, pension, or incentive scheme, and any compensation payable in connection with the termination of an employment contract. The Board also exercises all the powers and discretions vested in the Board in respect of the Company’s incentive schemes, stock option schemes and equity-based compensation schemes. The Board obtains outside legal advice or other independent professional advice, as well as information about remuneration practices in the Company’s industry when it considers it necessary to do so.

Remuneration policy

The Company’s policy on Director remuneration for the current and future financial years is that the overall remuneration package should be sufficiently competitive to attract, motivate and retain the highest quality to lead the Company and create long-term growth and value for the Company’s shareholders. The details of individual components of Directors’ remuneration packages and service contracts are discussed below:

Messrs. DeVoe, Jacobs and Siskind were appointed by News Corporation, the party which exercises ultimate control over NDS, and as such they do not have service contracts with the Company nor do they receive any remuneration from the Company for their service on the Board. As an appointee of News Corporation, Mr. Yanowitch also did not have a service contract with the Company nor did he receive any remuneration from the Company for his service as a Director.

Dr. Peled is the sole Executive Director of the Company. Dr. Peled’s remuneration relates to his position as the Company’s Chief Executive Officer and he does not receive additional remuneration for his service on the Board. He is employed by the Company pursuant to a service agreement dated 1 December 1999 for an original term of three years and thereafter automatically extended each year for a further year unless either party gives 12 months’ written notice not to extend. As at the date of this report, no such notice has been received or given. On termination, one year’s salary is payable if the Company terminates the contract for reasons other than cause or death. Dr. Peled’s remuneration package currently consists of basic salary, a merit-based bonus, a performance-based bonus granted under the Company’s 2006 Long-Term Incentive Plan, retirement benefits and other benefits. Dr. Peled is also eligible to participate in the Company’s equity compensation schemes.

Messrs. Powers, Gantcher and Einiger are Independent Non-Executive Directors, none of whom has a service contract with the Company. The fees paid to such Directors are determined by the other members of the Board within the limits stipulated in the Company’s Articles of Association. These Independent Non-Executive Directors are not involved in any discussions or decisions concerning their own remuneration. The Company’s Articles of Association currently provides that at each Annual General Meeting of shareholders, up to one-third of the Independent Non-Executive Directors retire from office and indicate whether or not they intend to stand for re-election. Directors appointed by News Corporation and any Director that is also Chairman or Chief Executive Officer of the Company are exempt from this requirement. As a consequence of this exemption, only three Directors of the Company are currently subject to the rule requiring periodic retirement from office, and only one Director, in this case Mr. Powers, is required to retire from office and stand for election at the Annual General Meeting to be held on 26 October 2007. Mr. Einiger is scheduled to retire from office by rotation in 2008; Mr. Gantcher is scheduled to retire from office by rotation in 2009.

All Independent Non-Executive Directors are eligible to participate in the Company’s equity compensation schemes. Such awards are made at the discretion of the other members of the Board. There are no performance criteria associated with vesting.

Details of the Company’s equity compensation schemes are given in Note 8 to the financial statements.

Performance graph

The graph below shows the total return to shareholders of a $100 investment in the Company’s American Depositary Receipts (each representing one Series A ordinary share in the Company) for the five-year period ending 30 June 2007 as quoted on The NASDAQ Stock Market, compared to the NASDAQ US Composite Index for the same period. The change in share price is regarded as a fair measure of total shareholder return as no dividends have been paid in the period. The NASDAQ US Composite Index has been chosen as the comparative because it represents a broad equity market index in which the Company is a constituent member.

Directors’ Remuneration Report ─ continued

Cumulative Total Return
Based upon an initial $100 investment on 30 June 2002

Information subject to audit

Directors’ remuneration

The remuneration of the Directors was as follows:

	Salary or			Expense	Total	Total
	fees	Benefits	Bonus	allowance	2007	2006
	$	$	$	$	$	$

David DeVoe	─	─	─	─	─	─
Roger Einiger	92,500	─	─	─	92,500	92,500
Nathan Gantcher	92,500	─	─	─	92,500	92,500
Lawrence Jacobs	─	─	─	─	─	─
Abe Peled	1,274,623	797,926	1,448,436	77,250	3,598,235	2,432,230
Peter Powers	103,500	─	─	─	103,500	103,500
Arthur Siskind	─	─	─	─	─	─
Richard Yanowitch (resigned 1 November 2006)	─	─	─	─	─	─

	1,563,123	797,926	1,448,436	77,250	3,886,735	2,720,730

Directors’ Remuneration Report ─ continued

Fees paid in respect of Messrs. Gantcher and Powers were paid, at their request, to entities connected with them, rather than to the individuals personally. Amounts paid to Dr. Peled are denominated in pounds sterling and, for the purposes of the Directors’ remuneration table above, have been translated into U.S. dollars at the average exchange rates for the year, being: 2007: $1 = £0.5178; 2006: $1 = £0.5625.

Benefits paid to Dr. Peled comprise the provision of a company car, health insurance, the provision of accommodation in London and the payment of certain travel expenses incurred by his wife. Dr. Peled is a member of the News International Pension & Life Assurance Plan for Senior Executives and the News International Unapproved Pension & Life Assurance Plan (together, the “News Pension Plans”). The News Pension Plans provide Dr. Peled a benefit at retirement that is based upon the number of years of his benefit service from date of joining the plan and final pensionable salary. Compensation, for benefit purposes, is currently limited to £288,750. During the year ended 30 June 2007, pension contributions of £143,220 (2006: £130,200) were paid for Dr. Peled’s benefit. Additionally, the Company paid life assurance premiums of £131,446 (2006: £130,915). The following matters are also required to be disclosed:

Age at 30 June 2007	61 years and 9 months
Service at 30 June 2007	10 years and 6 months
Accrued pension entitlement at 30 June 2007	£62,161 per annum
Accrued pension entitlement at 30 June 2006	£50,993 per annum
Additional pension entitlement earned in year	£11,168 per annum
Additional entitlement in excess of inflation	£9,332 per annum
Transfer value of accrued pension at 30 June 2007	£812,163
Transfer value of accrued pension at 30 June 2006	£907,182
Decrease in transfer value less director’s contributions	(£95,019)
Transfer value of increase in accrued pension in excess of inflation	£162,843

The accrued pension entitlement is the amount that Dr. Peled would receive if he retired at the end of the year. The increase in the accrued pension entitlement is the difference between the accrued pension entitlement at the year end and that at the previous year end. All transfer values have been calculated on the basis of actuarial advice in accordance with Actuarial Guidance Note GN11. The transfer values of the accrued pension entitlement represent the value of assets that the pension schemes would need to transfer to another pension provider on transferring the schemes’ liabilities in respect of the Dr. Peled’s pension benefits. They do not represent the sums payable to Dr. Peled individually and, therefore, cannot be added meaningfully to annual remuneration. The increase in the transfer value is the increase in the transfer value of the accrued pension entitlement during the year. The arrangements are non-contributory. The transfer value of the increase in accrued pension entitlement discloses the current value of the increase in accrued pension entitlement (excluding inflation) that Dr. Peled has earned in the period, whereas the change in his transfer value, required by the Companies Act, discloses the absolute increase or decrease in transfer values over the year, as well as the value of the additional accrued pension entitlement earned in the year. The figures show Dr. Peled’s total pension entitlement and are funded by assets held in the News Pension Plans. Death benefits, which include a pension payable to a surviving spouse, are covered by life assurance policies.

Interests in stock options and conditional awards

Messrs. DeVoe, Jacobs and Siskind have no interest in stock options in the Company nor in any conditional awards. Interests of the other Directors in stock options over the Company’s Series A ordinary shares and in conditional awards are set out below. All awards have been granted under the schemes referred to in Note 8 to the financial statements. The quoted price of ADRs representing Series A ordinary shares on The NASDAQ Stock Market as at 30 June 2007 was $46.95. The highest and lowest quoted prices during the year were $53.70 and $41.64, respectively.

Roger Einiger

During the year ended 30 June 2007, Mr. Einiger was granted a fixed conditional award under the Company’s 2006 Long-Term Incentive Plan (the “LTIP”) over ADRs representing 2,500 Series A ordinary shares, 25 per cent. of which vested on 15 August 2007. The remaining balance of this award will vest in three equal annual instalments, subject to Mr. Einiger continuing in office as a Director of the Company. The fair value of this award was $51.57 per share.

Directors’ Remuneration Report ─ continued

Mr. Einiger’s interest in stock options over Series A ordinary shares was as follows:

		Exercised	Granted	Cancelled
Exercise	Held at	during	during	during	Held at	Vested at	Unvested at
price	30 June 2006	the year	the year	the year	30 June 2007	30 June 2007	30 June 2007

$32.96 (1)	5,000	─	─	─	5,000	2,500	2,500
$43.13 (2)	5,000	─	─	─	5,000	1,250	3,750

	10,000	─	─	─	10,000	3,750	6,250

(1) Granted on 22 December 2004 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(2) Granted on 1 February 2006 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.

Nathan Gantcher

During the year ended 30 June 2007, Mr. Gantcher was granted a fixed conditional award under the Company’s LTIP over ADRs representing 2,500 Series A ordinary shares, 25 per cent. of which vested on 15 August 2007. The remaining balance of this award will vest in three equal annual instalments, subject to Mr. Gantcher continuing in office as a Director of the Company. The fair value of this award was $51.57 per share.

Mr. Gantcher’s interest in stock options over Series A ordinary shares was as follows:

		Exercised	Granted	Cancelled
Exercise	Held at	during	during	during	Held at	Vested at	Unvested at
price	30 June 2006	the year	the year	the year	30 June 2007	30 June 2007	30 June 2007

$32.96 (1)	5,000	─	─	─	5,000	2,500	2,500
$43.13 (2)	5,000	─	─	─	5,000	1,250	3,750

	10,000	─	─	─	10,000	3,750	6,250

(1) Granted on 22 December 2004 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(2) Granted on 1 February 2006 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.

Abe Peled

During the year ended 30 June 2007, Dr. Peled received a performance-based conditional award under the LTIP which was conditioned upon the attainment of particular pre-determined operating income goals for the Company during the year ended 30 June 2007. Under the terms of the award, if the Company’s actual 2007 operating income as compared to its pre-determined 2007 target operating income was within a certain performance goal range that was approved by the Board, Dr. Peled was entitled to receive time-vested ADRs representing Series A ordinary shares.

The pre-determined 2007 operating income performance goal range for Dr. Peled was from 0 per cent. to 152 per cent. of his annualised base salary. Following the end of the 2007 financial year, the Company determined the degree to which the Company’s operating income goal was obtained. Based on the Company’s actual 2007 operating income, which fell within the performance goal range, Dr. Peled received time-vested ADRs representing 28,065 Series A ordinary shares. Twenty-five per cent. of these ADRs vested on 15 August 2007, with the remaining balance vesting in three equal annual instalments over the next three years. The fair value of this award was $51.57 per share.

Directors’ Remuneration Report ─ continued

Dr. Peled’s interest in stock options over Series A ordinary shares was as follows:

		Exercised	Granted	Cancelled
Exercise	Held at	during	during	during	Held at	Vested at	Unvested at
price	30 June 2006	the year	the year	the year	30 June 2007	30 June 2007	30 June 2007

$20.00	121,300	(121,300)	─	─	─	─	─
$21.90 (1)	56,000	─	─	─	56,000	56,000	─
$6.50	40,000	(40,000)	─	─	─	─	─
$17.12 (3)	60,000	─	─	─	60,000	45,000	15,000
$32.96 (3)	50,000	─	─	─	50,000	25,000	25,000
$43.13 (4)	60,000	─	─	─	60,000	15,000	45,000

	387,300	(161,300) (5)	─	─	226,000	141,000	85,000

(1)	Granted on 4 October 2001 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(2)	Granted on 5 November 2003 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(3)	Granted on 22 December 2004 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(4)	Granted on 1 February 2006 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(5)	Over the course of the year, Dr. Peled exercised 161,300 stock options at an effective average market price of $48.02 generating a gain of $5,060,325.

Peter Powers

During the year ended 30 June 2007, Mr. Powers was granted a fixed conditional award under the Company’s LTIP over ADRs representing 2,500 Series A ordinary shares, 25 per cent. of which vested on 15 August 2007. The remaining balance of this award will vest in three equal annual instalments, subject to Mr. Powers continuing in office as a Director of the Company. The fair value of this award was $51.57 per share.

Mr. Powers’ interest in stock options over Series A ordinary shares was as follows:

		Exercised	Granted	Cancelled
Exercise	Held at	during	during	during	Held at	Vested at	Unvested at
price	30 June 2006	the year	the year	the year	30 June 2007	30 June 2007	30 June 2007

$20.00	1,250	(1,250)	─	─	─	─	─
$21.90	5,000	(5,000)	─	─	─	─	─
$6.50	1,250	(1,250)	─	─	─	─	─
$17.12 (1)	2,500	(1,250)	─	─	1,250	─	1,250
$32.96 (2)	5,000	(2,500)	─	─	2,500	─	2,500
$43.13 (3)	5,000	─	─	─	5,000	1,250	3,750

	20,000	(11,250) (4)	─	─	8,750	1,250	7,500

(1)	Granted on 5 November 2003 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(2)	Granted on 22 December 2004 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(3)	Granted on 1 February 2006 with a term of ten years; vest at a rate of 25 per cent. per year, beginning one year after the date of grant.
(4)	Over the course of the year, Mr. Powers exercised 11,250 stock options at an effective average market price of $47.02 generating a gain of $282,549.

By order of the Board

Alexander Gersh
Company Secretary
7 September 2007

NDS Group plc

Statement of Directors’ Responsibilities for the Financial Statements

The Directors are responsible for preparing this UK Annual Report and Financial Statements in accordance with applicable United Kingdom law and United Kingdom Generally Accepted Accounting Practice.

The Companies Act 1985 requires the Directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and of the profit or loss of the Company for that period. In preparing these financial statements, the Directors are required to:

•	Select suitable accounting policies and apply them consistently;

•	Make judgements and estimates that are reasonable and prudent;

•	State whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

•	Prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors are responsible for the maintenance and integrity of the corporate and financial information included on the Company’s website. Legislation in the United Kingdom governing the preparation and dissemination of financial statements differs from legislation in other jurisdictions.

NDS Group plc

Independent Auditors’ Report to the Members of NDS Group plc

We have audited the financial statements of NDS Group plc for the year ended 30 June 2007 which comprise the Balance Sheet, the Profit and Loss Account, the Statement of Total Recognised Gains and Losses, the Statement of Cash Flows and the related notes 1 to 13. These financial statements have been prepared under the accounting policies set out therein. We have also audited the information in the Directors’ Remuneration Report that is described as having been audited.

This report is made solely to the Company’s members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the Company’s members those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and the Company’s members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

The directors’ responsibilities for preparing the Annual Report, the Directors’ Remuneration Report and the financial statements in accordance with applicable United Kingdom law and Accounting Standards (United Kingdom Generally Accepted Accounting Practice) are set out in the Statement of Directors’ Responsibilities.

Our responsibility is to audit the financial statements and the part of the Directors’ Remuneration Report to be audited in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view and whether the financial statements and the part of the Directors’ Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985. We also report to you whether in our opinion the information given in the Directors’ Report is consistent with the financial statements.

In addition we report to you if, in our opinion, the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors’ remuneration and other transactions is not disclosed.

We read other information contained in the Annual Report and consider whether it is consistent with the audited financial statements. The other information comprises only the Directors’ Report and the unaudited part of the Directors’ Remuneration Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements and the part of the Directors’ Remuneration Report to be audited. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements and the part of the Directors’ Remuneration Report to be audited are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements and the part of the Directors’ Remuneration Report to be audited.

Independent Auditors’ Report to the Members of NDS Group plc─ continued

Opinion
In our opinion:

•
the financial statements give a true and fair view, in accordance with United Kingdom Generally Accepted Accounting Practice, of the state of the Company’s affairs as at 30 June 2007 and of its loss for the year then ended;

•	the financial statements and the part of the Directors’ Remuneration Report to be audited have been properly prepared in accordance with the Companies Act 1985; and

•	the information given in the Directors’ Report is consistent with the financial statements.

Ernst & Young LLP
Registered Auditor
London
7 September 2007

NDS Group plc

Balance Sheet

As at 30 June 2007

		30 June 2007	30 June 2006
	Notes	$’ 000	$’000
Fixed assets
Fixed asset investments	5	694,285	600,492

Current assets
Deferred tax	3	1,753	893
Due from subsidiary undertaking	6	81,804	161,709
Cash	7	1	─
		83,558	162,602

Total assets		777,843	763,094
Equity capital and reserves
Ordinary share capital	8	577	568
Deferred share capital	8	64,103	64,103
Share premium	9	255,568	241,688
Merger reserve	9	72,997	72,997
Capital contribution	9	212,078	212,078
Profit and loss account	9	172,520	171,660

Total shareholders’ funds	10	777,843	763,094

These financial statements were approved by the Board of Directors on 7 September 2007 and were duly signed on its behalf by:

Dr. Abe Peled
Director

NDS Group plc

Profit and Loss Account

For the year ended 30 June 2007

		Year ended	Year ended
		30 June 2007	30 June 2006
	Notes	$’000	$’000

Operating expenses	2	(10,081)	(7,738)
Amounts recharged to subsidiary undertakings	2	7,039	5,252

Loss on ordinary activities before taxation		(3,042)	(2,486)

Taxation	3	860	537

Loss on ordinary activities after taxation, retained		(2,182)	(1,949)

Earnings per share	4
Basic loss per share		$(0.04)	$(0.03)
Diluted loss per share		$(0.04)	$(0.03)

The accompanying notes form an integral part of this profit and loss account.

Statement of Total Recognised Gains and Losses

For the year ended 30 June 2007

There were no recognised gains or losses in either period other than the loss for each year.

NDS Group plc

Statement of Cash Flows

For the year ended 30 June 2007

	Year ended	Year ended
	30 June 2007	30 June 2006
	$’000	$’000

Operating cash flows
Loss on ordinary activities before taxation	(3,042)	(2,486)

Equity-based compensation	3,042	2,486

Net cash inflow from operating activities	─	─

Capital expenditure and financial investment
Investment in subsidiary undertakings	(93,793)	─

Financing
Proceeds from issue of shares	13,889	21,770
Cash repaid by (loaned to) subsidiary undertaking	79,905	(21,770)

Net cash inflow from financing activities	93,794	─

Increase in cash	1	─

Cash, beginning of year	─	─

Cash, end of year	1	─

The accompanying notes form an integral part of this statement of cash flows.

NDS Group plc

Notes to the Financial Statements

1. Significant accounting policies

Basis of preparation

These financial statements of NDS Group plc (“the Company”) are presented as required by the Companies Act 1985. They have been prepared under the historical cost convention modified to include the recognition of equity-based compensation at fair value, and in accordance with United Kingdom Accounting Standards and law.

The Company is exempt from the requirement to prepare consolidated financial statements prepared in accordance with International Financial Reporting Standards because the Company’s securities are no longer listed on a regulated market in the European Union. The Company has taken advantage of the exemption provided by section 228A of the Companies Act 1985 not to prepare consolidated financial statements as the accounts of the Company and all its subsidiary undertakings are consolidated into the financial statements of a larger group, headed by News Corporation (see Note 12). The consolidated financial statements of News Corporation are drawn up in a manner equivalent to consolidated accounts and consolidated annual reports prepared in accordance with the provisions of the Seventh Directive (83/349/EEC). Accordingly, these financial statements comprise the NDS Group plc parent company financial statements prepared in accordance with United Kingdom law and accounting standards.

Investments

Investments comprise equity share capital of, and loans to, subsidiary undertakings. Investments are stated at cost less any provision for impairment. Income from investments is included in the profit and loss account only if received, or declared and receivable.

Foreign currency

The functional currency of the Company is the U.S. dollar. Transactions denominated in currencies other than the U.S. dollar are recorded at actual exchange rates as at the date of the transaction. Monetary assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rate ruling at the balance sheet date, with any resulting gain or loss being recorded in the profit and loss account.

Deferred taxation

Deferred tax assets have been recognised in respect of charges for equity-based compensation. Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date. No deferred taxation has been provided on the undistributed retained earnings of subsidiaries. Calculation of the unrecognised deferred tax liability for timing differences related to these earnings is not practicable. Undistributed earnings of foreign subsidiaries considered to be indefinitely reinvested amounted to approximately $106 million as at 30 June 2007.

Equity-based compensation

The Company adopted FRS 20: Share-based payment with effect from 1 July 2005. The Company has applied the provisions of FRS 20 in respect of equity-settled awards so as to apply FRS 20 only to those equity-settled awards granted after 7 November 2002 that had not vested before 1 July 2005.

The cost of equity-settled transactions with Directors and employees is measured by reference to the fair value at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by the Directors using an appropriate pricing model. In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the Company (market conditions).

No expense is recognised for equity-based awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether or not the market condition is satisfied, provided that all other performance conditions are satisfied.

At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management’s best estimate of the achievement or otherwise of non-market conditions and the number of equity instruments that will ultimately vest or in the case of an instrument subject to a market condition, be treated as vesting as described above. The movement in cumulative expense since the previous balance sheet date is recognised in the income statement, with a corresponding entry in equity.

Notes to the financial statements ─ continued

Where the terms of an equity-settled award are modified or a new award is designated as replacing a cancelled or settled award, the cost based on the original award terms continues to be recognised over the original vesting period. In addition, an expense is recognised over the remainder of the new vesting period for the incremental fair value of any modification, based on the difference between the fair value of the original award and the fair value of the modified award, both as measured on the date of the modification. No reduction is recognised if this difference is negative.

Where an equity-settled award is cancelled, it is treated as if it had vested on the date of cancellation, and any cost not yet recognised in the income statement for the award is expensed immediately. Any compensation paid up to the fair value of the award at the cancellation or settlement date is deducted from equity, with any excess over fair value being treated as an expense in the income statement.

Related party transactions

As a holding company, the Company enters into transactions with subsidiary undertakings, including the issuance of equity awards to employees of subsidiary undertakings. Arrangements with related parties are disclosed in the appropriate notes to the financial statements.

2. Administrative expenses

All administrative expenses, except those related to equity-based compensation, are recharged to subsidiary undertakings.

Auditors’ remuneration in respect of services related to this UK Annual Report and financial statements amounting to $20,000 (2006: $18,000) has been borne by its subsidiary undertakings.

Total fees paid to the auditors in respect of services to the Company and its subsidiary undertakings are as follows:

	Year ended	Year ended
	30 June 2007	30 June 2006
	$’000	$’000

Audit services	1,203	902
Audit-related regulatory services	45	258
Non-audit services	39	39
All other fees	─	─

	1,287	1,199

Details of Directors’ remuneration and interests in shares and stock options in the Company are shown within the Directors’ Report in the section “Directors’ and their interests” and in the Directors’ Remuneration Report in the sections entitled “Directors’ remuneration” and “Interests in stock options and conditional awards”.

The Company has two employees: the Chairman and Chief Executive Officer; and, the Chief Financial Officer and Company Secretary. Total remuneration paid to Directors and employees of the Company is as follows:

	Year ended	Year ended
	30 June 2007	30 June 2006
	$’000	$’000

Independent Non-Executive Directors’ fees	288	288
Salaries, bonus and benefits	4,523	3,169
National Insurance contributions	579	406
Pension and life assurance contributions	557	501
Equity-based compensation	3,042	2,486

	8,989	6,850

Amounts included in the above table relating to Directors are inclusive of amounts disclosed in the Directors’ Remuneration Report in the table within the section entitled “Directors’ remuneration”.

Notes to the financial statements ─ continued

3. Taxation

Analysis of tax credit

	Year ended	Year ended
	30 June 2007	30 June 2006
	$’ 000	$’ 000
Current Tax
UK Corporation Tax credit	1,603	3,376
Adjustment in respect of prior years	148	─
Losses surrendered by way of group relief for no charge	(1,751)	(3,376)

Total current tax	─	─

Deferred Tax
Deferred tax credit	971	537
Effect of change in rate of Corporation Tax	(111)	─

Total deferred tax	860	537

Total tax credit	860	537

Factors affecting tax charge

The principal difference between the profits recognised in the financial statements and those recognised for tax purposes relates to equity-based compensation. This gives rise to deferred tax assets. No charge is made for losses surrendered by way of group relief to subsidiary undertakings. Additionally, as at 30 June 2007, the UK Government had substantively enacted legislation that reduces the standard rate of Corporation Tax to 28 per cent. with effect from 1 April 2008. The statutory rate of tax on the Company’s taxable profits will be 29.5 per cent. for the year ending 30 June 2008 and 28 per cent. thereafter.

A reconciliation of the current tax credit is as follows:

	Year ended	Year ended
	30 June 2007	30 June 2006
	$’000	$’000

Loss on ordinary activities before taxation	(3,042)	(2,486)

UK Corporation Tax credit at 30 per cent.	913	746
Disallowable-equity based compensation	(913)	(746)
Tax benefit of stock options exercised	1,603	3,376
Adjustment in respect of prior years	148	─
Losses surrendered by way of group relief for no charge	(1,751)	(3,376)

Total current tax credit	─	─

Notes to the financial statements ─ continued

Deferred tax

All of the deferred tax assets relates to equity-based compensation, substantially all of which is expected to be recoverable after more than one year. The movement in the deferred tax asset in the year ended 30 June 2007 is as follows:

Year ended
30 June 2007
$’000
Deferred tax asset, beginning of year	893
Deferred tax movement related to equity-based compensation expense	971
Effect of change in rate of Corporation Tax	(111)

Deferred tax asset, end of year	1,753

4. Loss per share

Basic loss per share is calculated as the loss on ordinary activities after taxation divided by the weighted average number of ordinary shares in issue in each period. The interests of ordinary shareholders may be diluted due to the existence of equity awards granted to employees. The Company has two classes of ordinary shares (see Note 8) which have equal rights except in respect of voting and as such have equal weighting in the calculation of the basic and diluted loss per share.

The numerator for the calculations of the loss per share is the loss on ordinary activities after taxation. The denominator for the calculations is the weighted average number of ordinary shares, as follows:

	Year ended	Year ended
	30 June 2007	30 June 2006
	$’000	$’ 000

Weighted average number of ordinary shares in issue	57,224,347	56,082,819
Effect of dilutive equity awards	1,405,230	2,267,802

Denominator for diluted loss per share	58,629,577	58,350,621

5. Fixed asset investments

Fixed asset investments comprise equity share capital of, and loans to, subsidiary undertakings as follows:

	30 June 2007	30 June 2006
	$’000	$’000

Shares in subsidiary undertakings	230,163	136,370
Loan to subsidiary undertaking	464,122	464,122

	694,285	600,492

During the year, the Company invested $93,793,000 in equity capital of subsidiary undertakings to enable those companies to fund the acquisition of Interactive Television Entertainment ApS (a company incorporated in Denmark whose business is the development of interactive games) and Jungo Limited (a company incorporated in Israel whose business is the provision of technology for use in residential gateway devices).

The loan to a subsidiary undertaking bears no interest and has no repayment date. Accordingly it is regarded as part of the Company’s permanent investment in that subsidiary.

Notes to the financial statements ─ continued

The Company has the following wholly owned subsidiary undertakings:

	Country of	Description of shares held
	incorporation	at 30 June 2007	Principal activity

NDS Limited *	Great Britain	22,000,001 ordinary shares	Provision of technology for digital pay-
		of £1 each	TV and intermediate holding company

News Datacom Limited *	Great Britain	20,000,000 ordinary shares	Provision of technology for digital pay-
		of £1 each	TV and intermediate holding company

NDS Technologies Israel Limited *	Israel	2,840 ordinary shares of NIS1 each	Research and development

NDS Technologies France SAS *	France	1,404,000 shares of €10 each	Provisions of technology for digital pay-TV

NDS Americas Inc.	USA	100 shares of common stock	Marketing, customer support and operations
of no par value

NDS Asia Pacific Limited	Hong Kong	2 ordinary shares	Marketing and customer support
of HK$1 each

Orbis Technology Limited	Great Britain	1,363,204 ordinary shares	Provision of betting and gaming applications
of 0.01p each

NT Media Limited *	Great Britain	15,478 ordinary shares of 0.01p each	Provision of betting and gaming applications

Digi-Media Vision Limited	Great Britain	1 ordinary share of £1	Intermediate holding company

NDS Asia Pacific Pty Limited	Australia	2 ordinary shares of A$1 each	Marketing and customer support

NDS Marketing Israel Limited	Israel	100 ordinary shares of NIS1 each	Marketing and customer support

NDS Services Pay-TV	India	24,235,001 ordinary shares of	Research and development
Technology Private Limited *		INR 10 each

NDS Beijing Information	China	US$1,000,000 contributed capital	Research and development
Technology Company

NDS Denmark A/S	Denmark	11,441 Series A shares and 347 Series B	Provision of interactive television applications
shares with nominal value of
DKK11,441,000 and DKK347,000,
respectively

Interactive Television	Denmark	750,000 Series A shares and 750,000	Provision of interactive television applications
Entertainment ApS *		Series B shares with a nominal value
of DKK750,000 and DKK750,000
respectively

NDS Holdings BV	Netherlands	18,000 shares of €1 each	Intermediate holding company

NDS Sweden AB *	Sweden	100,000 shares of SEK1 each	Intermediate holding company

Jungo Limited *	Israel	11,204,256 ordinary shares of NIS0.01	Technology for residential gateway devices
each and 23,487,430 preferred shares
of NIS0.01 each

Jungo Software, Inc. *	Delaware	100 shares of no par value	Marketing
* Indirectly owned

Notes to the financial statements ─ continued

6. Amounts due from subsidiary undertaking

The amount due from a subsidiary undertaking represents the Company’s surplus cash which has been loaned to a subsidiary undertaking for management by that company’s treasury function.

7. Cash

Substantially all of the Company’s cash has been loaned, interest free and repayable on demand, to a subsidiary undertaking for management by that company’s treasury function and for the development of the NDS group’s business.

8. Called-up share capital

Called-up equity share capital of the Company

The Company has two classes of ordinary shares: Series A ordinary shares and Series B ordinary shares. The Series B ordinary shares are all owned by News Corporation. Substantially all of the Series A ordinary shares are held by The Bank of New York Mellon as depositary to support American Depositary Shares which are traded on NASDAQ under the symbol “NNDS”. News Corporation has no interest in any of the Series A ordinary shares.

The two classes of ordinary shares entitle the holder to the same rights except that the Series A and Series B ordinary shares are entitled to one vote and ten votes per share respectively. The Series B ordinary shares may be converted by the shareholder into Series A ordinary shares, at the instigation of the shareholder at any time. Automatic conversion will occur if any sale, transfer or other disposal results in the cessation of the ultimate beneficial ownership of the Series B ordinary shares being retained by entities controlled by News Corporation.

The Company also has outstanding 42,000,002 Deferred Shares of £1 each, all authorised, issued, called-up and fully paid. The Deferred Shares, all of which are owned by News Corporation, do not entitle the holders thereof to receive notice of, or attend or vote at, meetings of shareholders of the Company, or to receive dividends. Upon liquidation of the Company, the Deferred Shares entitle the holders to repayment of the capital paid up on those shares, but only after each holder of ordinary shares has received (i) the amount paid up on his shares and (ii) an additional sum of $1 million per share.

	30 June 2007	30 June 2006

	$’000	$’000

Authorised:
48,000,000 Series A ordinary shares of $0.01 each	480	480
52,000,000 Series B ordinary shares of $0.01 each	520	520
42,000,002 Deferred Shares of £1 each	64,103	64,103
	65,013	65,103

Ordinary share capital: allotted, issued, called-up and fully paid:
15,718,904 (2006: 14,873,262) Series A ordinary shares of $0.01 each	157	148
42,001,000 Series B ordinary shares of $0.01 each	420	420

Ordinary share capital	577	568

Deferred share capital: allotted, issued, called-up and fully paid:
42,000,002 Deferred Shares of £1 each	64,103	64,103

During the year ended 30 June 2007, 845,642 Series A ordinary shares were issued on exercise of employee stock options for cash consideration of $13,889,000. During the year ended 30 June 2006, 1,554,716 Series A ordinary shares were issued on exercise of employee stock options for cash consideration of $21,770,000.

Notes to the financial statements ─ continued

Equity-based compensation

The total Company expense charged to the profit and loss account, in accordance with FRS 20: Share-based payment was $3,042,000 (2006: $2,486,000).

NDS 2006 Long-Term Incentive Plan

In October 2006, the Company’s shareholders approved the NDS 2006 Long-Term Incentive Plan (the “Plan”), which provides for awards of stock options to purchase Series A ordinary shares, restricted awards, conditional awards, stock appreciation rights or awards of Series A ordinary shares, the terms and conditions of which are described in the Plan. American Depositary Receipts (“ADRs”) representing the Company’s Series A ordinary shares are given to recipients in respect of any awards of Series A ordinary shares. The maximum number of Series A ordinary shares that may be issued or delivered under the Plan is 10,000,000 shares. There will be no further stock options granted under two of the Company’s existing stock option plans: The NDS 1997 Executive Share Option Scheme or The NDS 1999 Executive Share Option Scheme. However, further grants may be made under the NDS U.K. Approved Share Option Scheme, which will be treated as a sub-scheme of the Plan. The fair value of equity-based compensation under the Plan is calculated according to the type of award issued.

During the year ended 30 June 2007, fixed conditional awards over an aggregate of 43,500 Series A ordinary shares were awarded to certain employees and directors, 25 per cent. of which vested and were issued on 15 August 2007. The remaining balance will vest in three equal annual instalments, subject to the individual’s continued employment with the Company. The fair value of these awards was $51.57 per share, being the closing price of the Company’s ADR’s as quoted on NASDAQ on the day of the award.

In addition, during the year ended 30 June 2007, certain employees and executives of the Company had the opportunity to earn grants of Series A ordinary shares under the Plan conditioned upon the attainment of pre-determined operating income goals for the year ended 30 June 2007 (the “Fiscal 2007 Performance-Based Conditional Awards”). To the extent that it was determined that the Company’s actual 2007 operating income fell within the performance goal range, the employees or executives received a percentage of his or her annualised base salary, ranging from 0 per cent. to 45 per cent. for the vast majority of recipients (the range for some recipients was from 0 per cent. to up to 225 per cent.) in time-vested Series A ordinary shares. In August 2008, 286,765 ADRs representing Series A ordinary shares were awarded in satisfaction of the Fiscal 2007 Performance-Based Conditional Awards, 25 per cent. of which vested and were issued on 15 August 2007. The remaining balance will vest in three equal annual instalments over the next three years, subject to the individuals’ continued employment with the Company. The fair value of the awards was $51.57 per share, being the closing price of the Company’s ADR’s as quoted on NASDAQ on the day of the award.

Stock Option Plans

The Company has three executive stock option schemes under which stock options have been granted to certain Directors, Executive Officers and employees of subsidiary undertakings: The NDS 1997 Executive Share Option Scheme (the “1997 scheme”), The NDS 1999 Executive Share Option Scheme (the “1999 unapproved scheme”) and The NDS UK Approved Share Option Scheme (the “1999 approved scheme”). The provisions of each scheme are substantially the same, except that the 1999 approved scheme is approved by Her Majesty’s Revenue and Customs in the United Kingdom for the purposes of granting U.K. employees stock options over shares in the Company which are free from income tax in the hands of the employee under certain circumstances. Following the creation of the 1999 unapproved scheme, no further stock options have been granted under the 1997 scheme. The schemes provide for the grant of stock options to purchase Series A ordinary shares in the Company with a maximum term of ten years. Stock options granted under the schemes vest in equal portions over a four-year period. The schemes authorise options to be granted subject to a maximum of 10 per cent. of the ordinary shares of the Company in issue at the date of grant. Following the adoption of the Plan, no further stock options will be awarded under the 1999 scheme. The Company’s obligations under all stock option schemes have been settled by issuing new Series A ordinary shares.

Notes to the financial statements ─ continued

The following table illustrates the number and weighted average exercise prices of, and movements in, stock options held by Directors and employees of the Company during the year:

	Year ended	Year ended		Year ended		Year ended
	30 June 2006	30 June 2006		30 June 2006		30 June 2006
		Weighted average				Weighted average
	Number	exercise price		Number		exercise price

Outstanding as at 1 July	567,726	$28.15		729,500		$18.53
Granted during the year	─	─		155,000		$43.13
Forfeited during the year	─	─		─		─
Exercised during the year	(172,550)	$16.99	(2)	(316,774)		13.32	(3)
					$
Outstanding as at 30 June (1)	395,176	$33.02		567,726		$28.15

Vested as at 30 June	190,175	$28.09		260,226		$19.39

(1)
Included within this balance are stock options over 71,001 (2006: 196,476) Series A ordinary shares for which an expense has not been recognised in accordance with FRS 2 as the stock options were granted on or before 7 November 2002 and were vested as at 1 July 2005.

(2)	The weighted average share price at the date of exercise for the stock options exercised was $47.96.

(3)	The weighted average share price at the date of exercise for the stock options exercised was $33.28.

For the stock options outstanding as at 30 June 2007, the weighted average remaining contractual life was 7.3 years (2006: 7.1 years). No stock options were granted during the year ended 30 June 2007; the weighted average fair value of stock options granted during the year ended 30 June 2006 was $29.42.

Stock options outstanding at the end of the year have the following exercise prices:

			30 June 2007	30 June 2006
Grant date	Lapse Date	Exercise Price	Number	Number
23 November 1999	22 November 2009	$20.000	─	121,300
25 September 2000	24 September 2010	$20.000	─	1,250
4 October 2001	3 October 2011	$21.900	56,000	61,000
21 November 2002	20 November 2012	$6.500	─	41,250
5 November 2003	4 November 2013	$17.120	61,250	62,500
22 December 2004	21 December 2014	$32.960	62,500	65,000
4 January 2005	3 January 2015	$33.540	60,426	60,426
1 February 2006	31 January 2016	$43.130	155,000	155,000

			395,176	567,726

An additional 2,394,426 stock options over Series A ordinary shares granted to employees of subsidiary undertakings were outstanding as at 30 June 2007 (2006: 3,123,035). No stock options were granted to employees of subsidiary undertakings in the year ended 30 June 2007: (2006: 786,666 stock options over Series A ordinary shares were granted at a unit fair value of $29.42).

Notes to the financial statements ─ continued

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The fair values of stock options granted during the year ended 30 June 2006 were estimated using the following assumptions:

Year ended
30 June 2006
$’000

Risk free interest rate	4.5%
Dividend yield	─
Expected volatility	72%
Expected life of share options	6.3 years
Share price	$43.13

The weighted average risk-free rate was the average interest rates of U.S. Government Bonds of comparable term to the share options on the dates of the share option grants. The dividend yield was assumed to be nil because the Company has not paid, and the Directors do not currently expect to pay, a dividend. Expected volatility was derived from historical volatility of the Company’s ADR’s as quoted on NASDAQ. The expected life of stock options granted was derived from the historical activity of the Company’s stock options and represents the period of time that stock options granted were expected to be outstanding. The stock options were granted at an exercise price equal to the closing market price of the Company’s ADR’s as quoted on NASDAQ on the last trading day before the date of grant.

9. Reserves

Movements in the Company’s reserves for the year are as follows:
	Share	Merger	Capital	Profit and
	premium	reserve	contribution	loss account	Total
	$’000	$’000	$’000	$’000	$’000

As at 30 June 2006	241,688	72,997	212,078	171,660	698,423
Loss for the financial year	─	─	─	(2,182)	(2,182)
Equity-based compensation				3,042	3,042
Shares issued	13,880	─	─	─	13,880

As at 30 June 2007	255,568	72,997	212,078	172,520	713,163
The merger reserve represents the excess of the market value of shares issued in connection with a previous business combination over the nominal value of those shares and was created in accordance with section 131 of the Companies Act 1985. The Directors regard the capital contribution as a distributable reserve.

10. Reconciliation of movements in shareholders’ funds

	Year ended	Year ended
	30 June 2007	30 June 2007
	$’000	$’000

Opening shareholders’ funds	763,094	740,788

Loss for the year	(2,182)	(1,949)
Equity-based compensation	3,042	2,486
Shares issued for cash	13,889	21,769

Closing shareholders’ funds	777,843	763,094

Notes to the financial statements ─ continued

11. Contingencies

Litigation

The Company is a defendant in various litigation matters. The cost of dealing with these matters is borne by the principal operating subsidiaries.

Echostar Litigation

On 6 June 2003, Echostar Communications Corporation, Echostar Satellite Corporation, Echostar Technologies Corporation and Nagrastar L.L.C. (collectively, “Echostar”) filed an action against the Company in the United States District Court for the Central District of California. Echostar filed an amended complaint on 8 October 2003, which purported to allege claims for violation of the Digital Millennium Copyright Act (“DMCA”), the Communications Act of 1934 (“CA”), the Electronic Communications Privacy Act, the Computer Fraud and Abuse Act, California’s Unfair Competition statute and the federal Racketeer Influenced and Corrupt Organizations (“RICO”) statute. The complaint also purported to allege claims for civil conspiracy, misappropriation of trade secrets and interference with prospective business advantage. The complaint sought injunctive relief, unspecified compensatory and exemplary damages and restitution. On 22 December 2003, all of the claims were dismissed by the court, except for the DMCA, CA and unfair competition claims, and the court limited these claims to acts allegedly occurring within three years of the filing of Echostar’s original complaint.

After Echostar filed a second amended complaint, the Company filed a motion to dismiss this complaint on 31 March 2004. On 21 July 2004, the court issued an order directing Echostar to, among other things, file a third amended complaint within ten days correcting various deficiencies noted in the second amended complaint. Echostar filed its third amended complaint on 4 August 2004. On 6 August 2004, the court ruled that the Company was free to file a motion to dismiss the third amended complaint, which the Company did on 20 September 2004. The hearing occurred on 3 January 2005. On 28 February 2005, the court issued an order treating the Company’s motion to dismiss as a motion for a more definite statement, granting the motion and giving Echostar until 30 March 2005 to file a fourth amended complaint correcting various deficiencies noted in the third amended complaint. On 30 March 2005, Echostar filed a fourth amended complaint, which the Company moved to dismiss. On 27 July 2005, the court granted in part and denied in part the Company’s motion to dismiss, and again limited Echostar’s surviving claims to acts allegedly occurring within three years of the filing of Echostar’s original complaint. The Company believes these surviving claims are without merit and intends to vigorously defend against them.

On 24 October 2005, the Company filed its Amended Answer with Counterclaims, alleging that Echostar misappropriated the Company’s trade secrets, violated the Computer Fraud and Abuse Act and engaged in unfair competition. On 8 November 2005, Echostar moved to dismiss the Company’s counterclaims for conversion and claim and delivery, arguing that these claims were pre-empted and time-barred. Echostar also moved for a more definite statement of the Company’s trade secret misappropriation claim. On 8 December 2005, the court granted in part and denied in part Echostar’s motion to dismiss and for a more definite statement, but granted the Company leave to file amended counterclaims. On 13 December 2005, the Company filed a Second Amended Answer with Counterclaims, which Echostar answered on 27 December 2005. The court has set this case to go to trial in February 2008.

Sogecable Litigation

On 25 July 2003, Sogecable, S.A. and its subsidiary Canalsatellite Digital, S.L., Spanish satellite broadcasters and customers of Canal+ Technologies SA (together, “Sogecable”), filed an action against the Company in the United States District Court for the Central District of California. Sogecable filed an amended complaint on 9 October 2003, which purported to allege claims for violation of the DMCA and the RICO statute. The amended complaint also purported to allege claims for interference with contract and prospective business advantage. The complaint sought injunctive relief, unspecified compensatory and exemplary damages and restitution. On 22 December 2003, all of the claims were dismissed by the court. Sogecable filed a second amended complaint. The Company filed a motion to dismiss the second amended complaint on 31 March 2004. On 4 August 2004, the court issued an order dismissing the second amended complaint in its entirety. Sogecable had until 4 October 2004 to file a third amended complaint. On 1 October 2004, Sogecable notified the court that it would not be filing a third amended complaint, but would appeal the court’s entry of final judgment dismissing the suit to the United States Ninth Circuit Court of Appeals. On 14 December 2006, the appellate court issued a memorandum decision reversing the district court’s dismissal. On 26 January 2007, the Company filed its petition for rehearing by an en banc panel of the United States Ninth Circuit Court of Appeals. On 21 February 2007, the petition was denied. On 11 June 2007, the Company filed a petition for a Writ of Certiorari in the United States Supreme Court seeking reversal of the Ninth Circuit Court of Appeals’ decision. The Company believes that Sogecable’s claims are without merit and will continue to vigorously defend itself in this matter.

Notes to the financial statements ─ continued

Other

The Company has provided guarantees to support the obligations of certain operating subsidiaries under contracts with customers. In the normal course of business, the subsidiary undertakings may provide indemnification agreements of varying scopes, including warranties concerning the security of the smart cards, limited product warranties and indemnification of customers against claims of intellectual property infringement made by third parties arising from the use of the products or services supplied by the subsidiary undertakings. Costs are accrued for known warranty and indemnification issues if a loss is probable and can be reasonably estimated. Historically, costs related to these warranties and indemnification agreements have not been significant, but because potential future costs are highly variable, the Directors are unable to estimate the maximum potential impact of these guarantees on the Company’s financial position. Additionally, the Company has provided guarantees to support obligations of certain subsidiary companies under contracts for the lease of premises.

The Directors believe that the operating subsidiaries have sufficient resources to meet any liability without having recourse to the assets of the Company.

12. Controlling party

As at 30 June 2007, News Corporation owned approximately 72.8 per cent. of the Company’s ordinary share capital; its interest in the overall voting capacity of the Company’s equity was approximately 96.4 per cent.. News Corporation’s interest in the Company’s shares is held by a wholly owned subsidiary, News UK Nominees Limited. News Corporation is incorporated in the State of Delaware and, by virtue of its control of News UK Nominees Limited, controls the Company. The financial statements of the Company are consolidated in the financial statements of News Corporation. News Corporation’s annual report is available from its website, www.newscorp.com.

13. Subsequent event

In August 2007, a subsidiary of the Company acquired 100% of the share capital of Cast-Up, Inc., a provider of solutions for the management and delivery of video over the Internet, for approximately $11.3 million in cash, plus up to an additional $2.5 million payable upon the achievement of certain performance objectives.

FORM OF PROXY

IMPORTANT NOTICE TO SHAREHOLDERS
of NDS GROUP PLC
The Annual General Meeting of Shareholders will be held on
October 26, 2007
10:30 a.m. (New York City time)
875 Third Avenue, 25th Floor, New York, New York 10022, U.S.A.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF NDS GROUP PLC FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS, OCTOBER 26, 2007

The undersigned, a shareholder of NDS Group plc, a corporation incorporated under the laws of the United Kingdom (the "Company"), acknowledges receipt of a copy of the Notice of Annual General Meeting of Shareholders, the accompanying proxy statement and a copy of the Company's Annual Report on Form 10−K for the fiscal year ended June 30, 2007, and revoking any proxy previously given, hereby constitutes and appoints Alexander Gersh and Abraham Peled, each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the Series A Ordinary Shares, par value $0.01 per share, or Series B Ordinary Shares, par value $0.01 per share, of the Company standing in the name of undersigned at the Annual General Meeting of Shareholders of the Company to be held on October 26, 2007 at 10:30 a.m. (New York City time) at 875 Third Avenue, 25th Floor, New York, New York 10022, U.S.A.

(continued and to be signed on the other side)

FORM OF PROXY

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	For the approval of the Company's U.K. Annual Report and Financial Statements for the year ended June 30, 2007, together with the corresponding Independent Auditors' Reports and Directors' Report.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	For the approval of the Directors' Remuneration Report for the year ended June 30, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.
For ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008, and the authorization of the Audit Committee to determine Ernst & Young LLP’s remuneration in respect of such period.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	For the re-appointment of the nominee listed below as a Director of the Company.

☐  FOR NOMINEE    NOMINEE:  Peter J. Powers

☐  WITHHOLD AUTHORITY FOR NOMINEE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY OR PROXIES WILL VOTE OR ABSTAIN FROM VOTING AT THEIR DISCRETION. IF THE DIRECTOR NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE

Signature of Shareholder:	Dated ___________, 2007

Signature of Shareholder:	Dated ___________, 2007

NOTE: This proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.